SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 28, 1998


                       Consolidated Technology Group Ltd.
             (Exact name of Registrant as Specified in its Charter)

          New York                    0-4186                 13-1948169
(State or other jurisdiction       (Commission             (IRS Employer
      of incorporation)             File No.)           Identification No.)


                     160 Broadway, New York, New York 10038
                     (Address of Principal Executive Office)

       Registrant's telephone number, including area code: (212) 233-4500.


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Item 2.  Acquisition or Disposition of Assets.

         On January 28, 1998, International Magnetic Imaging, Inc. ("IMI"), a subsidiary of Consolidated Technology Group Ltd. (the "Company"), and certain of IMI's subsidiaries entered into an asset purchase agreement with Comprehensive Medical Imaging, Inc. ("CMI"), a subsidiary of Syncor International Corporation, pursuant to which CMI has agreed to purchase substantially all of the assets of IMI and such subsidiaries for $20.5 million in cash and the assumption of $21 million in debt. The agreement contemplates a closing on or before March 11, 1998, subject to extension as provided in the agreement.

         IMI and its subsidiaries operate ten outpatient diagnostic imaging centers, an imaging referral network and related services. As a result of the sale of IMI's assets, the Company will no longer be engaged in the operation of diagnostic imaging centers and related business activities.

Item 7.  Financial Statements and Exhibits.

         1. Asset purchase agreement dated January 28, 1998, by and among Comprehensive Medical Imaging, Inc., International Magnetic Imaging, Inc. and certain of its subsidiaries, including the exhibits and schedules thereto.

         2.   Unaudited proforma financial statements:
                 a)   Balance Sheet as of September 30,1997.
                 b)   Statement of Operations for the nine months ended
                       September 30, 1997.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                       CONSOLIDATED TECHNOLOGY GROUP LTD.



                                        By:______________________________
Date: February 12, 1998                    Lewis S. Schiller
                                           Chairman and Chief Executive Officer


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EXHIBIT 1, Item 7

                            ASSET PURCHASE AGREEMENT

        This Asset Purchase Agreement (the "Agreement") is entered into this 28th day of January 1998, by and among Comprehensive Medical Imaging, Inc., a Delaware corporation ("Buyer"), and International Magnetic Imaging, Inc., a Delaware corporation ("IMI of Delaware"), International Magnetic Imaging, Inc., a Florida corporation ("IMI of Florida"), Magnetic Resonance Institute of North Miami Beach, Ltd., a Florida limited partnership ("MRI of Miami"), Oakland Magnetic Resonance Institute, Ltd., a Florida limited partnership ("MRI of Oakland"), Magnetic Resonance Institute of Boca Raton, Ltd., a Florida limited partnership ("MRI of Boca Raton"), Magnetic Resonance Institute of South Dade, Ltd., a Florida limited partnership ("MRI of South Dade"), Pine Island Magnetic Resonance Imaging Center, Ltd., a Florida limited partnership ("MRI of Pine Island"), Physicians Outpatient Diagnostic Center, Ltd., a Florida limited partnership ("PODC"), Magnetic Resonance Institute of Orlando, Ltd., a Florida limited partnership ("MRI of Orlando"), IMI Acquisition of Arlington Corp., a Virginia corporation ("IMI of Arlington"), IMI Acquisition of Puerto Rico Corporation, a Puerto Rico corporation ("IMI of Puerto Rico"), IMI Acquisition of Kansas Corporation, a Kansas corporation (IMI of Kansas"), MRI-NET, INC., a Florida corporation ("MRI-NET"), KAP-NET, CORP., a Florida corporation ("Kap Net") and Caribbean Network Services, Inc., a Puerto Rico corporation ("CNS"), (each of which entities are sometimes hereinafter individually referred to as a "Seller" and all of which are sometimes hereinafter collectively referred to as "Sellers").

RECITALS

        WHEREAS, IMI of Delaware owns all of the outstanding capital stock of seven acquisition entities which own the sole general partnership interest in the following seven Florida limited partnerships: MRI of Miami, MRI of Oakland, MRI of Boca Raton, MRI of South Dade, MRI of Pine Island, PODC and MRI of Orlando, sometimes hereinafter collectively referred to as the "Florida Limited Partnerships;"

        WHEREAS, IMI of Delaware also owns all of the outstanding capital stock of seven additional acquisition entities which own the sole limited partnership interest in the Florida Limited Partnerships;

        WHEREAS, six of the Florida Limited Partnerships own all of the assets of six Florida diagnostic imaging centers and one of the Florida Limited Partnerships owns a 50% interest in a diagnostic imaging center located in Orlando, Florida;

        WHEREAS, IMI of Delaware owns all of the outstanding capital stock of the following three corporations, each of which owns a diagnostic imaging center: IMI Acquisition of Arlington, IMI Acquisition of Puerto Rico and IMI Acquisition of Kansas;

        WHEREAS, IMI of Delaware owns all of the outstanding capital stock of MRI-NET, a corporation which operates a diagnostic imaging referral network in approximately 35 states;

        WHEREAS, IMI of Delaware owns all of the outstanding capital stock of Kap Net, a recently formed corporation organized to hold "capitated" and "fee for service" contracts;

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        WHEREAS, IMI of Delaware owns all of the outstanding capital stock of
IMI of Florida, a corporation which owns certain non-revenue producing assets relating to the Centers;

        WHEREAS, IMI of Delaware owns all of the outstanding capital stock of CNS, a corporation recently formed for the purpose of developing a diagnostic imaging referral network in Puerto Rico, Santo Domingo, Guatemala, Honduras, Nicaragua, Haiti, Colombia and Venezuela;

        WHEREAS, IMI of Delaware, the Florida Limited Partnerships, IMI Acquisition of Arlington, IMI Acquisition of Puerto Rico and IMI Acquisition of Kansas operate and own all of the assets relating to ten (10) outpatient diagnostic imaging centers in the United States and Puerto Rico (the "Centers") and MRI-NET, Kap Net, IMI of Florida and CNS own certain non-revenue producing assets and/or conduct or propose to conduct certain activities relating to the Centers.

        WHEREAS, activities of the Centers, together with the business or proposed business of the aforementioned subsidiaries of IMI of Delaware, are herein referred to collectively as the "Business";

        WHEREAS, Buyer and IMI of Delaware on behalf of all of the Sellers entered into a Letter of Intent, dated September 7, 1997 ("Letter of Intent"), the subject of which was the transactions contemplated hereby; and

        WHEREAS, Sellers desire to sell, and Buyer desires to purchase, substantially all of the assets related to the Business, in accordance with the terms and conditions set forth herein.

AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing, the mutual promises and covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

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1.      Definitions.

        1.1 Agreement shall mean this Asset Purchase Agreement, together with all schedules and exhibits referenced herein.

        1.2 Assets shall have the meaning ascribed to it in Section 2.1 of the Agreement.

        1.3  Assigned Contracts shall have the meaning ascribed to it in Section
3.15 of the Agreement.

        1.4  Intentionally Omitted.

        1.5 Assumed Liabilities shall mean those liabilities set forth on Exhibit A hereto.

        1.6 Bill of Sale, Assignment and Assumption Agreement shall mean the agreement in the form attached hereto as Exhibit B.

        1.7 Break-Up Fee shall have the meaning ascribed to it in Section 10.4 of the Agreement.

        1.8 Business shall have the meaning ascribed to it in the tenth paragraph of the Recitals of the Agreement.

        1.9 Cash Portion of the Purchase Price shall have the meaning ascribed to it in Section 2.2(a) hereof.

        1.10 Closing shall mean the consummation of the purchase and sale of the Assets as provided herein.

        1.11 Closing Date shall mean 10:00 am Pacific Standard Time on March 13, 1998 at the offices of Buyer, or at such other time or place as the parties hereto may mutually agree upon, subject to extension (a) as provided in Sections
6.6 or 8.8 or (b) to allow for the expiration of any cure period described in
Section 3.30 or 4.9.

        1.12 Consolidated shall mean Consolidated Technology Group Ltd., a New York corporation.

        1.13 Consulting Agreement shall mean the agreement in the form attached hereto as Exhibit C.

        1.14 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

        1.15 Excluded Assets shall mean (i) all corporate and financial books and records of Sellers (including, but not limited to, tax returns, checkbooks and bank statements), a copy of which shall be provided to Buyer at or prior to the Closing Date, (ii) all claims, counterclaims and rights to proceeds with respect to all pending litigation to which Sellers are a party and which Buyer decides, within six months following the Closing as to litigation which is then still pending, not to pursue, (iii) all tax deferred assets and deferred loan costs of Sellers, (iv) all rights to any pro-rated refunds of insurance premiums paid by Sellers prior to Closing with respect to insurance policies of Sellers canceled by Sellers prior to or as of the Closing Date, and (v) all intercompany accounts receivable.

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        1.16  Financial Statements shall have the meaning ascribed to it in
Section 3.6 of the Agreement.

        1.17 Hazardous Material shall mean any hazardous or toxic substance, material, waste or similar item which is regulated by local authorities, the state authorities, the federal government, the Nuclear Regulatory Commission, the Environmental Protection Agency, related state or local governmental agencies or their designees, including, but not limited to, any material, substance, waste or similar item which is defined by any of the following laws, amendments thereto and related regulations and amendments thereto:

             1.17.1 hazardous material as defined under the laws of any state in which the Real Property is located;

             1.17.2 hazardous substance as defined under Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317);

             1.17.3 hazardous water as defined under Section 1004 of the Federal Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.);

             1.17.4 hazardous waste substance as defined under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.);

             1.17.5 hazardous waste or toxic substance, waste, material, radioactive material, or any similar term in any rules and regulations, which are adopted by any administrative agency including, but not limited to the Environmental Protection Agency, the Occupational Safety and Health Administration, the Nuclear Regulatory Commission and any such similar federal, state or local agency having jurisdiction over the Real Property, personal property or the Assets, whether or not such rules and regulations have the force of law; or

             1.17.6  hazardous or toxic waste, substance, material or similar item in any statute, regulation, rule or law enacted by local authorities, state authorities, and/or the federal government.

        1.18  Indemnified Party shall have the meaning ascribed to it in Section
9.3 of the Agreement.

        1.19  Indemnifying Party shall have the meaning ascribed to it in
Section 9.3 of the Agreement.

        1.20 Laws shall mean any law, (whether statutory or otherwise), rule, regulation, ordinance, or decree of any governmental authority (federal, state, local or otherwise), including, without limitation, the Food and Drug Administration, the Environmental Protection Agency, U.S. Occupational Safety and Health Administration, the Department of Transportation and the Nuclear Regulatory Commission.

        1.21 Leased Property shall mean all real property in which each Seller has a leasehold or other non-ownership interest, which are identified on
Schedule 3.11.

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        1.22  Liability shall mean an obligation, known or unknown, to a third party which will require a payment of money, or an obligation, known or unknown, which should be reflected in accordance with generally accepted accounting principles on the financial statements of Sellers, as the case may be, or their successors or assigns.

        1.23 Liquid Assets shall have the meaning ascribed to it in Section 2.4 hereof.

        1.24  Net Liabilities shall have the meaning ascribed to it in Section
2.4 of the Agreement.

        1.25 Permits shall have the meaning ascribed to it in Section 3.20 of the Agreement.

        1.26  Purchase Price shall have the meaning ascribed to it in Section
2.2 of the Agreement.

        1.27 Real Property shall consist of land with improvements thereon and buildings owned by each Seller, which are identified on Schedule 3.13.

        1.28  Related Documents shall have the meaning ascribed to it in Section
3.3 of the Agreement.

        1.29  Related Transactions shall have the meaning ascribed to it in
Section 3.23 of the Agreement.

        1.30 Sellers shall have the meaning ascribed to it in the introductory paragraph of the Agreement.

        1.31 Syncor shall mean Syncor International Corporation, Buyer's parent.

        1.32 Termination Date shall mean the date on which the Agreement is terminated pursuant to Section 10 hereof.

2.      Purchase and Sale of Assets.

        2.1 Upon the terms and subject to the conditions set forth in this Agreement and in reliance upon the representations and warranties made herein by each party, on the Closing Date, Sellers agree to sell, grant, convey, assign, transfer and deliver to Buyer, and Buyer agrees to purchase and acquire from Sellers, all of the assets of every kind and nature of Sellers used or useful in the Business (the "Assets"), including, but not limited to those assets more particularly described in this Section 2.1, and wherever located, except for the Excluded Assets.

             2.1.1 All equipment, furniture, furnishings and fixtures owned or used by Sellers in the conduct of the Business, including, without limitation, that which is listed on Schedule 2.1.1 attached hereto;

             2.1.2 All inventories, supplies, spare parts and tools owned or used by Sellers in the conduct of the Business, including, without limitation, that which is listed on the schedule to be delivered by Sellers at Closing pursuant to Section 8.18;

             2.1.3 All cash and accounts receivable owned by Sellers, including, without limitation, all of such cash and accounts receivable which are listed on Schedule 2.1.3;

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             2.1.4  All goodwill and other intangible property, including customer lists and other useful customer information, including, without limitation, all of those payors and referring physicians with which Sellers have written contracts and which comprise part of such customer lists which are listed on Schedule 3.15;

             2.1.5 All contracts and agreements with any suppliers that Sellers or any of Sellers' stockholders, directors, officers, employees or affiliates are a party that relate, in whole or in part, to the Business or Assets, all of which written agreements are listed on Schedule 3.15;

             2.1.6 All contracts and agreements with any customers, including, without limitation, patients, hospitals and managed care organizations, that Sellers or any of Sellers' stockholders, directors, officers, employees or affiliates are a party that relate, in whole or in part, to the Business or Assets, all of which, if written, are listed on Schedule 3.15;

             2.1.7 All property or equipment leases, rental agreements or facility rental agreements, and any property or equipment maintenance agreements associated therewith, and all security deposits thereunder, all of which are listed on Schedule 3.15;

             2.1.8 All licenses (including, without limitation, radioactive materials licenses and medical licenses), permits, all corporate names and fictitious business names, patents and trade and service marks, trade names, and copyrights, and all applications therefor, as well as all other intellectual property rights granted to or owned by Sellers, all of which are listed on either Schedule 2.1.8 or 3.15;

             2.1.9  All purchase orders for machinery and equipment, if any;

             2.1.10 Any and all Assigned Contracts not listed on any other schedule hereto, including, without limitation, any agreements with radiologists, all of which are listed on Schedule 3.15, except for customer and supplier contracts entered into in the normal course of business;

             2.1.11 All drawings, blueprints, specifications, designs and data, if any;

             2.1.12 All catalogues, brochures, sales literature, and promotional materials, if any;

             2.1.13 All legal, accounting and financial files, records, books and other documents;

             2.1.14 Those certain Secured Promissory Notes of Stephen A. Schulman to International Magnetic Imaging, Inc., each dated December 26, 1995 in the principal amounts of $247,254.95 and $52,745.05, respectively, including all accrued interest thereon (the "Notes"); and

             2.1.15 All other assets and rights of every kind and nature, real or personal, tangible or intangible, which are in any way related to the Business and owned by Sellers.

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        2.2  Purchase Price.  On the Closing Date, upon the terms and subject to the conditions set forth in this Agreement, and in consideration of the sale, conveyance, assignment, transfer and delivery of the Assets to Buyer, Buyer agrees to pay to Sellers the following which, for purposes of this Agreement, shall be referred to herein as the "Purchase Price":

             (a)  $20,500,000, subject to adjustment as provided in subparagraph
2.4 hereof (the "Cash Portion of the Purchase Price"); and

             (b)  The assumption of the Assumed Liabilities.

        2.3 Payment Terms. The Purchase Price shall be paid by Buyer to Sellers at the Closing, as follows:

             (a) The Cash Portion of the Purchase Price shall be paid to each Seller (or its designees, including the payment of Sellers' finder's fee as provided in Paragraph 3.24 hereof), in the respective amounts set forth on
Schedule 2.3(a) hereto, by wire transfer of immediately available funds to a bank account(s) designated by each Seller.

             (b) By Buyer's execution of the Bill of Sale, Assignment and Assumption Agreement.

        2.4  Adjustment.

             2.4.1 On the day immediately prior to the Closing Date, IMI of Delaware shall deliver to Buyer a Schedule 2.4 certified by its Chief Financial Officer, setting forth, as of the close of business on the last business day immediately preceding the Closing Date, (a) the amount of each Assumed Liability, and (b) the amount of cash on hand (for these purposes, to include all cash security deposits and prepaid expenses) and accounts receivable of Sellers (the "Liquid Assets"). If the difference between the Assumed Liabilities and the Liquid Assets, all as set forth on such Schedule (the "Net Liabilities") exceeds $12,500,000, the Cash Portion of the Purchase Price shall be reduced by an amount equal to the amount of any such excess. If the Net Liabilities set forth on such Schedule are $12,500,000 or less, there shall be no adjustment in the Cash Portion of the Purchase Price. If the Net Liabilities set forth on such Schedule are in excess of $13,500,000, Sellers or Buyer may elect to terminate this Agreement.

             2.4.2 The Purchase Price shall be adjusted on the Closing Date to reflect a reduction thereof in an amount equal to the legal fees and disbursements of Buyer's bankruptcy counsel which were incurred in connection with proceedings relating to certain involuntary bankruptcy petitions filed against certain affiliates of Sellers on October 22, 1998 in the U.S. Bankruptcy Court, Southern District of Florida, subject to Buyer's delivery to Sellers on or prior to the Closing Date of copies of bills and/or statements therefor.

        2.5  Taxes; Proration.

             2.5.1 Sellers shall be responsible for the payment of any and all federal, state, local or foreign income, franchise, sales and other similar taxes, liabilities or deficiencies of Sellers (including, without limitation, any penalties and/or interest thereon) which are based upon Sellers' receipt of the proceeds from the sale of the Assets hereunder regardless of the period to which such liabilities, deficiencies, penalties and/or interest relate.

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             2.5.2  All applicable taxes, utility charges, insurance and other payments made by Sellers with respect to the Real Property prior to the Closing Date and all rental payments made by Sellers with respect to the Leased Property prior to the Closing Date shall be pro-rated between the Buyer and Sellers as of the Closing Date, solely to the extent prepaid by Sellers prior to the Closing Date and as set forth on Schedule 2.5.2 to be delivered to Buyer on or prior to the Closing Date. All security deposits with respect to the Leased Property shall be transferred to Buyer by Sellers on the Closing Date.

        2.6 Liabilities and Obligations Not Assumed. Notwithstanding any other term of this Agreement to the contrary, Sellers shall retain liability and be responsible for, and Buyer shall have no liability for, any and all liabilities of Sellers, other than the Assumed Liabilities or liabilities in connection with agreements which are assigned to Buyer under this Agreement or as otherwise expressly provided for in this Agreement, including, but not limited to:

             2.6.1  Taxes.  Any and all taxes referred to in Section 2.5 hereof.

             2.6.2 Subordinated Debt. Any subordinated debt of Sellers, including all accrued interest thereon.

             2.6.3 Amounts Due Affiliates. Any amounts due from Sellers to Sellers' parents, subsidiaries or other entities owned or controlled by Sellers, or officers, directors, shareholders, agents or employees thereof.

             2.6.4 Obligations to Employees. Any and all obligations of Sellers to their officers, directors, employees and/or agents, whether for compensation, fringe benefits, employee benefit or retirement plans, severance compensation, or any other reason, including, without limiting the generality of the foregoing, any obligation of Sellers to any employee retirement or benefit plan or to any governmental entity for amounts relating to payroll withholding, other than obligations to any of such individuals arising out of the employment or engagement of such individuals by Buyer, or the transfer to and assumption by Buyer of the Plans, on and after the Closing Date.

             2.6.5 Willful Misconduct; Fraud; Crimes. All liabilities and obligations of Sellers arising as a result of the willful misconduct, fraud, or criminal actions of any of Sellers or their officers, directors, shareholders, employees, agents or representatives.

             2.6.6 Undisclosed Liabilities. Any Liability of Sellers which is not disclosed to Buyer, including, but not limited to, Liabilities relating to claims with respect to Hazardous Materials, arising out of circumstances occurring prior to the Closing and regardless of when such claim is first asserted.

             2.6.7 Other Expenses. Any legal, accounting, brokerage or other expenses of whatsoever kind or nature incurred by Sellers or its officers, directors, stockholders, employees or agents, or any parent, subsidiary or entity owned or controlled by Sellers, in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, Buyer shall be responsible for the payment of all legal fees for general corporate services rendered to Sellers which comprise part of the Assumed Liabilities, including the amounts thereof which are set forth on Exhibit A and Schedule 2.4 hereto (which will exclude all legal fees of Sellers incurred in connection with the transaction contemplated by this Agreement), which legal fees for general corporate services rendered to Sellers shall be paid by Buyer to the payees thereof at Closing.

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        2.7  Assigned Contracts.  Set forth on Schedule 3.15 is a list of the
Assigned Contracts. Schedule 3.15 indicates opposite each Assigned Contract set forth thereon, those contracts as to which Seller will not be required to obtain consents to the assignment thereof and Sellers make no representation or warranty as to the assignability of such contracts.

3. Representations and Warranties of Sellers. Sellers represent and warrant to Buyer as follows:

        3.1 Formation, Capacity. Each Seller has been validly formed under the laws and regulations of the state of its formation. Except with respect to MRI-NET, each Seller is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other jurisdictions in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except for those jurisdictions where failure to be so qualified, individually or in the aggregate, would not have a material adverse effect on the Business. Each Seller has all requisite corporate power and authority to own its properties related to the Business and to carry on the Business as now conducted. None of the Sellers is in default with respect to any order of any court, governmental authority or arbitration board or tribunal related to the Business to which such Seller is a party or is subject, nor is any Seller, except MRI-NET, in violation of any laws, ordinances, governmental rules or regulations which would have a material adverse effect on the Business.

        3.2 Good Standing. Each Seller, except MRI-NET, is in compliance with all local, state and federal laws, regulations, statutes and ordinances in every jurisdiction in which it does business. Specifically, each Seller, except MRI-NET, is licensed and qualified to do business as a foreign corporation or foreign limited partnership as required. Moreover, no Seller, except MRI-NET, is in default with respect to any order of any court, governmental authority or arbitration board or tribunal, and each Seller is in compliance with the rules and regulations of all local, state and federal governmental agencies which regulate any aspect of the Business.

        3.3 Authorization, Validity and Effect of Agreements. The execution and delivery by each Seller of this Agreement and all agreements and documents contemplated hereby (the "Related Documents"), and the consummation by them of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate actions, including stockholder approval. This Agreement constitutes, and all Related Documents when executed and delivered by each Seller and Buyer pursuant to this Agreement for value received will constitute, valid and legally binding obligations of Sellers enforceable in accordance with their terms, except as enforceability may be limited by equitable principles and applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, bulk sales, preference, equitable subordination, marshaling or other similar laws of general application now or hereafter in effect relating to the enforcement of creditors' rights generally.

        3.4 Consents and Approvals. Except as set forth in Section 3.3 above or on Schedule 3.4 or Schedule 3.15 hereto, there is no authorization, consent, order or approval of, or notice to or filing with, any individual, entity or federal or state authority required to be obtained or given in order for each Seller to consummate the transactions contemplated hereby and fully perform its obligations hereunder, excluding, however, any authorization, consent, order, approval, notice or filing which Buyer is required to obtain or give.

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        3.5  Absence of Conflicts. Except as set forth on Schedule 3.5 or
Schedule 3.15 hereto, the execution, delivery and performance by each Seller of this Agreement and the Related Documents, and the consummation by each Seller of the transactions contemplated hereby and thereby will not, with or without the giving of notice or lapse of time, or both, (i) to the best of Sellers' knowledge, violate any provision of law, statute, rule or regulation to which such Seller is subject, (ii) violate any order, judgment or decree applicable to such Seller, (iii) conflict with or result in a breach or default under any term or condition of any of the formation documents of such Seller, or any agreement or other instrument to which such Seller is a party or by which it is bound, or to which any of the Assets are subject, (iv) result in the creation or imposition of any lien, pledge, claim, security interest or encumbrance of any nature whatsoever on the Assets, or (v) cause, or give any person grounds to cause, the maturity of any Liability to be accelerated, or increase any Liability.

        3.6 Financial Statements. Sellers have previously delivered to Buyer true, complete and correct copies of their combined audited balance sheets as of December 31, 1996 and the related combined audited statements of income, statements of stockholders' equity and statements of changes in financial position for the period ending on such date, and their respective combined unaudited balance sheets as of December 31, 1997 (the "Financial Statement Date"), and the related combined unaudited statements of income, statements of stockholders' equity and statements of changes in financial position for the periods ending on such date (collectively, including the footnotes thereto, the "Financial Statements"). Sellers represent and warrant that the Financial Statements fully and fairly set forth the financial condition of Sellers as of the dates indicated, and the results of its operations for the periods indicated, all on a combined basis in accordance with generally accepted accounting principles consistently applied, except as otherwise stated therein. Further, the Financial Statements contain no material misstatements or omissions that would be required to be disclosed for financial reporting purposes.

             Except as set forth on Schedule 3.8, all accounts and notes receivable of each Seller reflected on the Financial Statements (other than Excluded Assets) are, and all accounts receivable subsequently accruing to the Closing Date will be, (a) valid and genuine and generated from the provision of services by Sellers in the normal course of business, (b) to the best of each Sellers' knowledge, subject to no known defenses, set-offs or counterclaims (except customary reserves and allowances consistent with past practices). Sellers have no notes receivable, other than intercompany notes receivable which are not included in the Assets and the Secured Promissory Notes dated December 26, 1995, in the principal amounts of $247,254.95 and $52,745.05, respectively, including all accrued interest thereon, of Dr. Stephen A. Schulman to IMI of Delaware. Sellers have not changed the accounting treatment with respect to their accounts receivable as set forth on the Financial Statements subsequent to the Financial Statement Date.

        3.7  Absence of Undisclosed Liabilities.

             3.7.1 The Sellers have no liabilities or obligations whatsoever related to the Business for which the Buyer will be liable in accordance with the terms hereof, either accrued, absolute, contingent or otherwise, which are not reflected or provided for in the Financial Statements, or those arising after the Financial Statement Date which are in the ordinary course of business, in each case in normal amounts and none of which would have a material adverse affect on any Seller or the Business.

             3.7.2 Except as otherwise disclosed in this Agreement or in any schedule hereto, as of the Closing Date, no Seller knows of any basis for the assertion against any Seller of any claim or Liability relating to the Assets and/or Business, or is aware of any occurrence or fact that has or might adversely affect any of the Assets or the Business.

        3.8 Current Liabilities/Receivables. Except as set forth on Schedule 3.8, or in the Financial Statements, the accounts receivable and trade accounts payable of each Seller as of the Financial Statement Date, and those incurred between the Financial Statement Date and the Closing Date are or will be incurred or realized in the ordinary course of business and are or will be in amounts consistent with historical levels of accounts receivable and trade accounts payable of each Seller.

        3.9 Absence of Certain Changes or Events. Except as contemplated by this Agreement or as set forth in Schedule 3.9 or any other schedule hereto, since the Financial Statement Date, there has not been (a) any material damage, destruction or casualty loss to the properties or assets of any Seller which has not been repaired, replaced or corrected (whether or not covered by insurance);
(b) any material adverse change in the business, assets, properties, operations, prospects or financial condition of any Seller, or, to Sellers' knowledge, any fact or condition which could cause such a change; (c) any entry into any transaction, commitment or agreement (including, without limitation, any borrowing) material to any Seller, or outside the ordinary course of business;
(d) any increase in the rate or terms of compensation payable or to become payable by any Seller to any directors, officers or employees, or any increase in the rate or change in the terms of any employment agreement or compensatory arrangement, or any bonus, pension, insurance or other employee benefit plan, or any payment or benefit made to or for any such director, officer or employee, except for any of the foregoing which are in the ordinary course of business and excluding, for these purposes, Lewis Schiller, Stephen A. Schulman and George Mahoney; (e) any sale, transfer or other disposition of any asset of any Seller to any party, except for any of the foregoing in the ordinary course of business consistent with past practices; (f) any termination or waiver of any rights of material value to any of the businesses of each Seller; (g) any material failure by any Seller to pay its accounts payable or other obligations in the ordinary course of business consistent with past practices; (h) any capital expenditure for additions to property or equipment by any Seller in excess of $50,000 other than in the ordinary course of business; (i) any pledge of any of the Assets of any Seller or, to the best of Sellers' knowledge, any action or inaction which would subject any such Asset to any lien, security interest, mortgage, pledge, claim, charge or other encumbrance; (j) the incurrence of any material Liability or obligation by any Seller, except for liabilities incurred in the ordinary course of business and consistent with past practices; (k) any actual, or to each Seller's knowledge threatened, termination or cancellation of, or modification or change in, any business relationship with any customer or customers of any Seller or other agreement or arrangement involving or related to the Assets of any Seller where such event would have a material, adverse effect on the business of such Seller; (l) any cancellation of a debt due to or a claim of any Seller, other than by payment or other satisfaction; (m) any material failure of any Seller to perform, or any default by any Seller under, any material agreement, obligation or covenant to which it is or was bound; (n) any material change in any method of accounting or accounting practice, principle or procedure; (o) any action or inaction which might cause any Seller to incur any material tax liability out of the ordinary course of business; or
(p) any agreement, whether in writing or otherwise, to take any action described in this Section 3.9. For purposes of this Section (other than (h) above), the word "material" shall mean any matter which could create a single claim, obligation or encumbrance on the Assets of any Seller in excess of $50,000 or, when aggregated with any other damage or loss sustained by Buyer from any breach or default of this Section 3, does not exceed $100,000.

        3.10 Taxes. Each Seller has: (i) duly and timely filed or caused to be filed all federal, state, local and foreign tax returns (including, without limitation, consolidated and/or combined tax returns) required to be filed by it prior to the date of this Agreement which relate to each Seller, or with respect to which each Seller or the Assets are liable or otherwise in any way subject;
(ii) paid or fully accrued for all taxes shown to be due and payable on such returns (which taxes are all the taxes due and payable under the laws and regulations pursuant to which such returns were filed); and (iii) properly reserved on the Financial Statements for all such taxes accrued in respect of each Seller or the Assets for periods subsequent to the periods covered by such returns to the extent required by generally accepted accounting principles. No notice of deficiency in payment of taxes for any period has been received by any Seller from any taxing body and remains unsettled as of the date of this Agreement. Copies of all federal, state, local and foreign income (or franchise) tax returns of each Seller have been made available for inspection by Buyer.

        3.11 Title to the Assets. Each Seller has good and marketable title to the Assets, free and clear of all security interests, mortgages, encumbrances, liens, charges or adverse claims of any kind or character, except as specifically listed on Schedule 3.11. Except as indicated in Schedule 3.11, none of the Assets is held under any lease or conditional sales contract. All machinery and equipment transferred to Buyer at the Closing as part of the Assets will be in good operating order and condition, free of all material defects, will have been properly maintained in accordance with all service and maintenance agreements relating thereto and will be fit for operation in the ordinary course of business.

        3.12 Property. The Assets constitute all of the assets owned by the Sellers and/or utilized by Sellers to conduct their Business as presently conducted, including, without limitation, all real and personal property of any kind or character, all machinery, equipment, furniture, fixtures and supplies, all intangible property, and all accounts receivable of Sellers. In accordance with Section 8.19, each Seller agrees to provide Buyer with a list of fixed assets setting forth the book value of same as of the last day of the month prior to the Closing, and, if available, the original purchase price therefor. Except as set forth in this Agreement or on any Schedule hereto, there exists no condition, restriction, reservation or encumbrance known to Sellers affecting the title to the Assets which would prevent Buyer from utilizing the Assets, or any part thereof, after the Closing, to the same full extent that any Seller utilized the same prior to the sale and transfer contemplated hereby.

        3.13 Real Estate. Schedule 3.13 contains a list and accurate description of all Real Property and any lien, charge or encumbrance thereupon. To the best knowledge of Sellers, the improvements upon such properties owned by Sellers and the use thereof by each Seller conforms in all material respects, to all applicable public and private covenants, conditions and restrictions, zoning ordinances, conditional use permits, building codes and other state, federal and local ordinances, including without limitation environmental laws, ordinances and regulations. Except as set forth on Schedule 3.13 hereto, no claims, charges or notice of violations have been filed, served, made, or to the best of each Seller's knowledge, threatened, orally or in writing, against or relating to any such property or any of the operations conducted at any such property (currently or in the past) as a result of (i) any violation or alleged violation of any applicable ordinances, requirements, regulations, zoning laws, restrictive covenants, conditions or restrictions, or (ii) as a result of any encroachment on the property of others. Each Seller has good and marketable title to, and is in possession of or has control over, all of its real and personal property, none of which is held under or subject to any mortgage, pledge, lien, lease, encumbrance, conditional sales contract or other security arrangement except to the extent described in Schedule 3.11 hereto. No condemnation or eminent domain proceedings are pending, or, to the best knowledge of Seller, are threatened with respect to any Real Property.

        3.14 Insurance. Attached hereto as Schedule 3.14 is a schedule of insurance maintained by Sellers as of the date hereof. Each Seller keeps all of its businesses, operations and properties insured against loss or damage, to the extent of insurance currently in effect, with insurers believed by Sellers to be financially responsible.

        3.15  Contracts and Commitments.

              3.15.1 Other than customer and supplier contracts entered into in the ordinary course of business, and except as set forth on any other schedule hereto including Schedule 3.15, no Seller is a party to any material agreements, contracts, guarantees, commitments, restrictions or instruments of any kind ("Contracts"). Those Contracts being assigned to and assumed by Buyer at the Closing are set forth on Schedule 3.15 (the "Assigned Contracts"). True and correct copies of all Assigned Contract listed on such schedules hereto have been delivered to Buyer. Each Assigned Contract to which a Seller is a party is a valid and binding obligation of such Seller, enforceable in accordance with its respective terms, except that enforceability may be limited by equitable principles and applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, bulk sales, preference, equitable subordination, marshaling or other similar laws of general application now or hereafter in effect relating to the enforcement of creditors' rights generally, and is in full force and effect; and each Seller is in compliance with all material terms of the Assigned Contracts. Assuming full performance by the parties consistent with past practice, none of the Assigned Contracts, either individually or in the aggregate, have, or may have to the best of Sellers' knowledge, a material, adverse effect on the Assets. Except as set forth on Schedule 3.15, no allegation or notice of default of any Assigned Contract has been received by any Seller, and to the best of each Seller's knowledge, no other party to any of the Assigned Contracts is in default or breach thereof in any material respect.

              3.15.2 No Seller has given any power of attorney (whether revocable or irrevocable) to any individual or entity which is currently in force and effect.

              3.15.3 Except as set forth on Schedule 3.15, no Seller is in default in any material respect, and to the best of Sellers' knowledge, there is no basis for any valid claim of default, in any respect under any of the Assigned Contracts. No Seller has any knowledge that the other parties to such contracts will not fulfill their obligations under such contracts in all material respects or are threatened with insolvency.

              3.15.4 Other than as may be provided by applicable law, there are no express or implied warranties (excluding third party manufacturer's warranties) outstanding with respect to any services provided to patients by any of the Sellers.

        3.16 Labor Controversies. Except as set forth on Schedule 3.16, (a) no Seller is a party to any collective bargaining agreement which relates in any way to the Business; (b) no controversies exist between any Seller and any of their employees which if adversely determined, might reasonably be expected to materially adversely affect the conduct of the Business, and there are no unresolved labor union grievances or unfair labor practice or labor arbitration proceedings pending or, to the best of Sellers' knowledge, threatened relating to the Business, and to the best of Sellers' knowledge, no organizational efforts are presently being made or threatened involving any of the Sellers' employees, and (c) no Seller has received notice of any claim that such Seller has not complied with any laws relating to the employment of labor, including any provisions relating to wages, hours, collective bargaining, the payment of social security and similar taxes, equal employment opportunity, employment discrimination and employment safety, or that such Seller is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

        3.17 Litigation. Except as set forth in Schedule 3.17, there is no single action, suit or proceeding with respect to any Seller involving claims by or against any Seller or the Assets in excess of $50,000 or, when aggregated with any other damage or loss sustained by Buyer from any breach or default of this Section 3, does not exceed $100,000. which are pending or, to the best of Sellers' knowledge, threatened, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality and, to the best of Sellers' knowledge, no basis for any such action, suit or proceeding exists.

        3.18 Compliance with Laws. Except as set forth on Schedule 3.18, to the best of Sellers' knowledge, each Seller is in compliance with all applicable Laws in respect of its operations, Real Property, machinery, equipment, all other property, practices and all other aspects of the Business. No Seller has received any notification of any asserted present failure of it to comply with any Law.

        3.19  Employee Benefits.    With respect to employee benefit plans
adopted by each Seller, including without limitation plans which are "employee pension benefit plans" or "employee welfare benefit" plans within the meaning of Sections 3(1) and 3(2), respectively, of ERISA (the "Plans"), all of which are set forth on Schedule 3.15, no Seller, nor any entity affiliated with any Seller, has failed to make any required contribution or other required payment to any such Plan, including any such failure pursuant to which a lien may arise by operation of law against the Assets of any Seller, including without limitation liens arising under Sections 302(f)(4) or 4068(b) of ERISA.

        3.20 Licenses and Permits. Each Seller, except MRI-NET, has all governmental licenses and permits and other governmental authorizations and approvals currently required for the conduct of its businesses as presently conducted ("Permits"). Schedule 2.1.8 hereto includes a list of all Permits. Notwithstanding any provision in this Agreement to the contrary, Sellers make no representation or warranty as to whether MRI-NET has obtained all necessary Permits or operates its business in compliance with all applicable laws, rules and regulations. However, the foregoing exclusion shall not limit or reduce in any way Sellers' obligations under Section 9 below.

        3.21 Relations With Suppliers and Customers. No Seller is required to provide any bonding or other financial security arrangements in connection with any transaction with any customer or supplier. To the best of each Seller's knowledge, no supplier of any Seller will cease to do business with it after the consummation of the transactions contemplated hereby, to the extent that the failure to continue such business would have a material, adverse effect on the Business of any Seller as currently conducted, either individually or taken as a whole; and no payor or referring physician has notified any Seller that it will cease to do business with such Seller after the consummation of the transactions contemplated hereby, to the extent that the failure to continue such business would have a material adverse effect on the Business of any Seller as currently conducted, either individually or taken as a whole. While each Seller knows of no supplier who will cease to do business with such Seller, following consummation of the Closing, it is possible that some of such suppliers may cease to do business with Buyer on the grounds that Buyer is a competitor of such supplier, or otherwise.

        3.22 Employment Matters. All written employment contracts and all written pension, bonus, profit sharing, stock option, life, health, retirement welfare, or other agreements or arrangements providing for employee remuneration or benefits to which any Seller is a party or by which it is bound are in full force and effect and have previously been disclosed to Buyer. There are no oral contracts or arrangements of the type described in the preceding sentence with respect to Sellers' employees, which have not previously been disclosed to Buyer. There have been no claims of defaults, and to the best of any Seller's knowledge, there are no facts or conditions which if continued, or with the giving of notice, will result in a default under these contracts or arrangements (excluding, for these purposes, employment agreements between Sellers and Lewis Schiller, Stephen A. Schulman and George Mahoney). Sellers have delivered to Buyer a copy of its employee manual.

        3.23 Related Transactions. Except as reflected in the Financial Statements and except as set forth on Schedule 3.23, no Seller has made or entered into any contract, lease, commitment, arrangement or understanding with any of its officers, directors, employees, shareholders or partners or with any affiliate or associate of any of the foregoing, under which any Seller has continuing obligations except for existing compensation arrangements (including bonuses) with each of Sellers' officers ("Related Transactions").

        3.24 Brokers and Finders. Sellers shall pay any and all brokerage fees, commissions or finders' fees charged by any broker, finder or investment banker employed or engaged by Sellers in connection with this Agreement or the transactions contemplated hereby. By separate agreement between Sellers and George W. Mahoney ("Mahoney"), Sellers have agreed to pay Mahoney a finder's fee in connection with this transaction and will advise Buyer, in writing prior to the Closing, of the amount to be deducted from the Purchase Price and paid directly to Mahoney at Closing.

        3.25 Patents, Trademarks, Licenses Etc. Except for normal usage licenses associated with Sellers' equipment and software and as otherwise set forth on Schedule 2.1.8 hereto, there are no domestic and foreign patents, trademarks, service marks, trademark registrations, logos, trade names, assumed names, copyrights and copyright registrations or applications therefor, or license agreements presently owned or held by any Seller or under which any Seller owns or holds any license, or in which any Seller owns or holds any material direct or indirect interest; and Sellers do not believe that there are any others necessary for the conduct of the business of any Seller as currently conducted. Upon consummation of the transactions contemplated hereby, Buyer will acquire the rights held by each Seller in each item described in Schedule 2.18.
Schedule 2.18 also includes all names and logos of Sellers to be transferred hereunder. Except as set forth on Schedule 2.18, no Seller has any registered logos, trade names or assumed names.

        3.26 Books and Records. The books and records of each Seller have been maintained in accordance with generally accepted accounting principles and consistent with past practices, and accurately reflect in all material respects the business, assets, properties, rights, obligations, liabilities and operations of each Seller.

        3.27 Full Disclosure. Each Seller has disclosed pursuant to this Agreement all facts material to the business, operations, assets or condition (financial or otherwise) of each Seller. No representation or warranty to Buyer contained in this Agreement, and no statement contained in the disclosure schedules to this Agreement, any certificate, list or other writing furnished to Buyer pursuant to the provisions hereof, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

        3.28 Effect of Certificates. All certificates of the Sellers and their officers delivered hereunder shall be deemed to be additional representations and warranties of the Sellers.

        3.29 Hazardous Materials. Except as set forth on Schedule 3.29 and in the ordinary course of business consistent with past practice and in full compliance with all environmental laws, regulations, and ordinances, to Sellers' best knowledge: (i) there has been no Hazardous Material placed or released on or within the Real Property, whether such Hazardous Material was placed by generation, spill, release, discharge, treatment, disposal or storage, and (ii) no Hazardous Material has penetrated or otherwise contaminated any soils or waters including, but not limited to, streams crossing or abutting the Real Property or the aquifer underlying the Real Property.

        3.30 Notice and Cure. Prior to Sellers being deemed to be in breach or default of any of their foregoing representations and warranties, Sellers shall be entitled to receive notice of any claimed breach or default thereof, which notice will specify with particularity the basis for any such claimed breach or default, and the opportunity to cure the same within thirty (30) days after the receipt of any such notice (or within such longer period of time as may be necessary to cure any such claimed breach or default, provided that Sellers have commenced to attempt to cure such claimed breach or default within such thirty
(30) day period and are diligently prosecuting such cure).

        3.31 Materiality Standard. All of Sellers' representations and warranties contained in this Section 3 shall be subject to the following materiality standard. Sellers shall not be deemed to be in breach or default of any of such representations or warranties unless Buyer sustains damage or loss therefrom in an amount in excess of $50,000 in the case of any single representation or warranty or $100,000 in the aggregate.

4. Representations and Warranties of Buyer. Buyer represents and warrants to each Seller as follows:

        4.1 Corporate Capacity. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all the requisite corporate power and authority to enter into this Agreement.

        4.2 Effect of Agreement. The execution and delivery by Buyer of this Agreement and all Related Documents, and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate actions. This Agreement and all Related Documents when executed and delivered by each Seller and Buyer pursuant to this Agreement for value received will constitute valid and legally binding obligations of Buyer enforceable in accordance with their terms, except that enforceability may be limited by equitable principles and applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, bulk sales, preference, equitable subordination, marshaling or other similar laws of general application now or hereafter in effect relating to the enforcement of creditors' rights generally.

        4.3 Consents and Approvals. Except as set forth in Section 4.2 above or on Schedule 4.3 hereto, there is no authorization, consent, order or approval of, or notice to or filing with, any individual or entity required to be obtained or given in order for Buyer to consummate the transactions contemplated hereby and fully perform its obligations hereunder, excluding, however, any authorization, consent, order, approval or filing which any Seller is required to obtain or give.

        4.4 Absence of Conflicts. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which Buyer is subject, (ii) violate any order, judgment or decree applicable to Buyer or (iii) conflict with, or result in a breach or default under, any term or condition of the Certificate of Incorporation or By-Laws of Buyer or any agreement or other instrument to which Buyer is a party or by which Buyer is bound.

        4.5 Litigation and Administrative Proceedings. There is no claim, action, suit, proceeding or investigation in any court or before any governmental or regulatory authority pending, or to the best of Buyer's knowledge threatened, at law or in equity, against or affecting Buyer which seeks to enjoin or obtain damages in respect of the transactions contemplated hereby. To the best of Buyer's knowledge, there is no basis for any such claim, action, suit, proceeding or investigation.

        4.6 Brokers and Finders. Neither Buyer nor its officers, directors, employees, affiliates or associates has employed any broker, finder or investment banker, or incurred any liability for any brokerage fees, commissions or finders' fees in connection with this Agreement or the transactions contemplated by this Agreement.

        4.7 Full Disclosure. Buyer has disclosed pursuant to this Agreement all facts material to the business, operations, assets or condition (financial or otherwise) of Buyer. No representation or warranty to Sellers contained in this Agreement, and no statement contained in the disclosure schedules to this Agreement, any certificate, list or other writing furnished to Sellers pursuant to the provisions hereof, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

        4.8 Effect of Certificates. All certificates of Buyer and its officers delivered hereunder shall be deemed to be additional representations and warranties of Buyer.

        4.9 Notice and Cure. Prior to Buyer being deemed to be in breach or default of any of its foregoing representations and warranties, Buyer shall be entitled to receive notice of any claimed breach or default thereof, which notice will specify with particularity the basis for any such claimed breach or default, and the opportunity to cure the same within thirty (30) days after the receipt of any such notice (or within such longer period of time as may be necessary to cure any such claimed breach or default, provided that Buyer has commenced to attempt to cure such claimed breach or default within such thirty
(30) day period and are diligently prosecuring such cure).

        4.10 Employees. Buyer acknowledges that Sellers have made no representation or warranty with respect to Buyer's ability to employ any of Sellers' employees on and after the Closing Date or, if employed, the terms of employment thereof.

5.      Covenants of Sellers. From the date hereof to Closing, each Seller will:

        5.1 conduct its Business only in the ordinary and usual course making all payments, other than those specifically prohibited hereunder, as and when the same become due and payable, consistent with past practice;

        5.2 use all reasonable efforts to keep intact its business organizations and goodwill;

        5.3 unless otherwise agreed to in writing, use its best efforts to keep available the services of its employees and maintain good relationships with suppliers, lenders, creditors, distributors, employees, customers, and others having any business or financial relationship with Seller. Buyer acknowledges that Sellers are currently in litigation with their Chief Executive Officer and, notwithstanding any term or provision of this Agreement to the contrary, Sellers make no representation or warranty as to whether Buyer will be able to retain such individual on and after the Closing Date;

        5.4 continue to properly and to promptly file when due all federal, state, local, foreign, and other tax returns, reports, and declarations required to be filed by it, and will pay, or make full and adequate provision for the payment of, all taxes and governmental charges due from or payable by each Seller, unless disputed by Sellers;

        5.5 comply with all laws and regulations applicable to it and its operations;

        5.6 maintain in full force and effect the insurance coverages presently in effect;

        5.7 not enter into any material contract, agreement, commitment, or understanding material to any Seller, outside the ordinary course of business or terminate any Assigned Contract except in the ordinary course of business consistent with past practice (it being understood, however, that the employment agreement between IMI of Delaware and its current Chief Executive Officer may be terminated);

        5.8 not incur any material obligation or Liability (fixed or contingent), except normal trade or business obligations incurred in the ordinary course of business and consistent with past practice or with respect to obligations or liabilities which are not Assumed Liabilities, none of which will be materially adverse to the Business, and except in connection with this Agreement and the transactions contemplated herein;

        5.9 as to any Assumed Liabilities, not discharge or satisfy any lien, security interest or encumbrance or not pay any obligation or Liability (fixed or contingent), other than in the ordinary course of business and consistent with past practice;

        5.10 not mortgage, pledge or subject to any lien, security interest or other encumbrance, any of the Assets (other than mechanic's, materialman's and similar statutory liens arising in the ordinary course of business);

        5.11 not transfer, lease or not otherwise dispose of any of the Assets except for a fair consideration in the ordinary course of business and consistent with past practice or, except in the ordinary course of business and consistent with past practice, acquire any assets or properties, unless any such transfer, lease, disposition or acquisition does not materially adversely affect the operation of the Business;

        5.12 as to the Assumed Liabilities, not cancel or not compromise any material debt or claim, except in the ordinary course of business and consistent with past practice;

        5.13 not waive or not release any rights of material value with respect to the Assets or the Assumed Liabilities;

        5.14 except pursuant to those contracts which are not being assigned or transferred to Buyer, not transfer or not grant any rights under any contracts, concessions, leases, permits, licenses, intellectual property, or proprietary information or know-how, except in the normal course of business consistent with past practice;

        5.15 not make or grant any wage or salary increase applicable to any group or classification of employees generally, enter into any employment contract with, or make any loan to, or enter into any material transaction of any other nature with any officers or employees of Sellers, except in the ordinary course of business consistent with past practice. Notwithstanding the foregoing, Sellers shall not be prohibited from entering into any agreement or arrangement with any officer or employee with respect to bonus compensation payable from the proceeds of the Purchase Price or from making payments to its Chief Executive Officer in settlement of presently pending disputes with him.

        5.16 not enter into any transaction, contract or commitment outside the ordinary course of business, except this Agreement and the transactions contemplated hereby, and those necessary or desirable to carry out the intentions of this Agreement;

        5.17 not cause any casualty loss or damage (whether or not such loss or damage is covered by insurance) which materially affects such Seller;

        5.18 not amend its formation documents other than to change its corporate name on or before the Closing Date and shall not use, after the Closing Date, the name "International Magnetic Imaging, Inc.", or any other name currently being used by Sellers. Notwithstanding the foregoing, (a) Sellers shall be permitted to use the names currently being used by them for a period of thirty (30) days after the Closing Date for Sellers' bank accounts, and (b) to the extent requested by Buyer, not change or cancel any Permit;

        5.19 not split, combine, or reclassify any of its outstanding securities, or declare, set aside, or pay any dividend or other distribution on, or make or agree or commit to make any exchange for or redemption of any such securities payable in cash, stock or property, in each case in a manner which would, impair the consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing, Sellers shall not be precluded from making any payments on existing indebtedness to their parents or affiliates, in the normal course of business and consistent with past practice, nor will Sellers be prevented from making any payments with respect to their outstanding securities from the proceeds of the sale of the Assets;

        5.20 not issue or agree to issue any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, and not enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing, in each case in a manner which would, impair the consummation of the transactions contemplated by this Agreement;

        5.21 not create, incur, or assume any long-term or short-term indebtedness for money borrowed with respect to the Assets, or make any capital expenditures or commitment for capital expenditures in an amount exceeding $100,000 in the aggregate;

        5.22 not adopt, enter into, or amend any bonus, profit sharing, compensation, stock option, warrant, pension, retirement, deferred compensation, employment, severance, termination, or any other employee benefit plan, agreement, trust fund, or arrangement for the benefit or welfare of any officer, director, or employee, or agree to any material (in relation to historical compensation) increase in the compensation payable or to become payable to, or any increase in the contractual term of employment of, any employee except, with respect to employees who are not officers or directors, in the ordinary course of business in accordance with past practice, and in each case except for agreements which would provide for payments made from the proceeds of the sale contemplated by this Agreement, to any Seller after the consummation of the transactions contemplated by this Agreement, or to any of Lewis Schiller, Stephen A. Schulman or George Mahoney;

        5.23 not assign, sell, lease, mortgage, encumber, or otherwise dispose of or grant or enter into any agreement to, or negotiate with any third party with respect to granting, any interest in any of the Assets except for sales, encumbrances, and other dispositions or grants of or with respect to the Assets in the ordinary course of business and consistent with past practice, and, except for liens for taxes not yet due or liens or encumbrances that are not material in amount or effect and do not impair the use of the Assets;

        5.24 not enter into any agreement, commitment, or understanding, whether in writing or otherwise, in breach of any of the matters referred to in subsections 5.1 through 5.23 above;

        5.25 not hold any meetings of its Board of Directors, or any committee thereof, or of its stockholders, without having invited a representative selected by Buyer to attend the same;

        5.26 not make any payments, whether on account of previously incurred liabilities or otherwise, to any affiliated entity or individual other than payments to SIS Capital Corp. with respect to existing indebtedness in a manner consistent with past practice and for salary, bonus and benefits to officers, directors and employees which, with respect to each such officer, director or employee, shall not be outside the ordinary course of any Seller's business;

        5.27 each Seller shall: (i) afford to Buyer and to its officers, employees, accountants, counsel and other authorized representatives reasonable access, throughout the period prior to the earlier of the Closing Date or the Termination Date, to its facilities, properties, books and records; (ii) use its best efforts to cause its representatives to furnish to Buyer and to its authorized representatives such additional financial and operating data and other information as to its respective businesses and properties as Buyer or its duly authorized representatives may from time to time reasonably request; and
(iii) afford Buyer and its representatives reasonable access, during normal business hours and on reasonable prior notice, throughout the period prior to the earlier of the Closing Date or the Termination Date, to its present and potential customers, and Buyer and its authorized representatives shall have the right to contact such customers solely for the purpose of conducting such due diligence investigation relating to customer relations as Buyer deems reasonably necessary or appropriate.

        5.28 Between the date of this Agreement and the Closing, each Seller represents and warrants that it shall not, without the prior written consent of Buyer, contravene in whole or part this Section 5.

6.      Mutual Covenants.

        6.1 Public Announcements. Except with respect to jointly issued or approved press releases or other public announcements and except as otherwise provided below, the terms and conditions contained herein shall be held in strict confidence by the parties hereto. In addition, reference is hereby made to that certain Confidentiality and Non-Disclosure Agreement dated August 1, 1997 between First Lawrence Capital Corp., as financial advisor to IMI of Delaware, and Syncor with respect to the due diligence investigation of Sellers, the Assets and the Business, the terms of which are hereby incorporated herein by reference thereto. Buyer hereby agrees to be bound by the terms of such Confidentiality Agreement as if a party thereto. Such agreement by both Buyer and Syncor shall survive any termination of this Agreement. None of Sellers or Buyer shall furnish any written communication to their shareholders, customers, creditors or to the public generally, if the subject matter thereof contains a disclosure of the transactions contemplated by this Agreement without the prior approval of the other parties as to the content thereof provided, however, that the foregoing shall not be deemed to prohibit (i) any disclosure required by any applicable law or by any governmental authority having jurisdiction over such matters, (ii) any disclosure required by Sellers to enable Sellers to perform or comply with their obligations under this Agreement, (iii) any disclosure to the officers, directors, shareholders, employees or agents of Buyer or Sellers on a need-to-know basis in connection with the transactions contemplated by this Agreement, or (iv) any disclosure required under or in connection with any agreement or any action or proceeding.

        6.2 Notification of Certain Matters. Each Seller shall give prompt notice to Buyer, and Buyer shall give prompt notice to such Seller, of: (i) the occurrence, or failure to occur, of any matter or circumstance which would be likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing Date; (ii) any material failure of such Seller or of Buyer, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement and (iii) in the case of Sellers, any material breach or default by any third party of any Assigned Contract that Sellers become aware of prior to the Closing. For purposes hereof, "material" shall have the same meaning as set forth in Section 3.31 hereof.

        6.3 Best Efforts. Each Seller and Buyer shall use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, obtaining all authorizations, consents, waivers and approvals as may be required by the applicable provisions of this Agreement and, in the case of Buyer, providing the guaranty of Buyer's parent of the Assigned Contracts (solely to the extent requested by any third party), in connection with the assignment of those contracts, agreements, licenses, leases, purchase orders and other commitments to be assumed by Buyer pursuant to this Agreement.

        6.4 Execution of Additional Documents. Each Seller and Buyer will at any time, and from time to time after the Closing Date, upon the reasonable request of the other party, execute, acknowledge and deliver all such further deeds, assignments, transfers, conveyances, powers of attorney and assurances, and take all such further action, as may be reasonably required to carry out the intent of this Agreement, and to transfer and vest title to any Asset being transferred to Buyer, provided, however, that this Agreement will remain effective regardless of whether any such additional documents are executed. The Consulting Agreement attached hereto as Exhibit C shall be executed by the parties thereto on the Closing Date.

        6.5 Licenses and Permits. Buyer shall have the right to utilize all licenses and permits which are registered in Sellers' name on and after the Closing Date. Sellers will cooperate with Buyer in all respects in either transferring such licenses and permits to Buyer after the Closing Date or in assisting Buyer with applying for new licenses or permits. In addition, Sellers will cooperate and assist Buyer after the Closing Date with obtaining consents to the assignments of all of the Assigned Contracts for which consents to the assignment thereof have not been obtained as of the Closing Date, to the extent that such contracts are assignable.

        6.6 Hart-Scott-Rodino Notification. Each of Buyer and IMI of Delaware shall complete, fully and accurately, FTC Form C4, Notification and Report Form for Certain Mergers and Acquisitions under 16CFR Part 803 - Appendix, promulgated under Section 201 of the Hart-Scott-Rodino Anti-Trust Improvement Act of 1976 (the "Form"). The Forms prepared by each of Buyer and IMI of Delaware shall be jointly filed contemporaneously with the execution hereof, with a request for early termination of the thirty (30) day statutory waiting period. In the event that the Forms are not filed on or before such date and the thirty day statutory waiting period has not expired prior to the Closing Date or early termination of such waiting period has not been granted on or before the Closing Date, the Closing Date shall be extended until the earlier of the day immediately following the date (a) on which such waiting period expires or (b) early termination of such waiting period has been granted.
Notwithstanding the provisions of Section 10.3 hereof, if this Agreement is terminated as a result of any action or inaction of the Federal Trade Commission or Department of Justice in connection with the Hart-Scott-Rodino Notification, the provisions of such Section 10.3 shall not apply.

        6.7 Indemnification in Lieu of Bulk Sales Compliance. Each of Buyer, Sellers and Consolidated agree to waive compliance with the provisions of the
(a) Virginia Commercial Code Title 8.6A on Bulk Sales and (b) Puerto Rico Code title 10 on Sales in Fraud of Creditors. Consolidated agrees to indemnify and hold Buyer harmless against and in respect of any and all claims assessed against Buyer (and not expressly assumed under this Agreement by Buyer) on the grounds that Sellers have made a bulk transfer to Buyer to which the above described Titles on Bulk Transfers apply.

        6.8 Transfer to Buyer of the Plans. On the Closing Date, Sellers will assign and transfer the Plans to Buyer. Buyer shall not assume any obligations under the Plans for periods prior to the Closing Date. Specifically, Sellers shall be responsible for providing health care continuation coverage under Sections 601 et seq. of ERISA under the Plans for any former employees of any Seller and their respective eligible dependents, who have elected, or are entitled to elect, such coverage prior to the Closing or who become entitled to elect such coverage as a consequence of the Closing, provided that such former employees and/or their eligible dependents pay the applicable premiums for such coverage. Buyer shall, however, assume responsibility for all obligations under the Plans for periods after the Closing Date with respect to all employees of Seller employed by Buyer after the Closing Date.

        6.9 Escrow Letter Agreement. On the date hereof, IMI of Delaware and Buyer shall execute a certain letter agreement, the form of which is attached hereto as Exhibit I, with respect to the payment of accrued vacation and severance compensation to those employees of Sellers who are employed by Buyer on the Closing Date (the "Escrow Letter"), which agreement will survive the Closing.

7.      Non-Competition.

        7.1 Upon the terms and subject to the conditions set forth in this Section, each Seller covenants and agrees that, as a material consideration for Buyer's payment of the Purchase Price hereunder, for a period of three (3) years from and after the Closing Date, no Seller, nor Mr. Lewis Schiller, shall engage in or carry on, directly or indirectly, either for itself or as a member of a partnership or as an employee, stockholder, investor, agent, associate or consultant of any person, partnership or corporation ((i) other than Buyer or a subsidiary or affiliate of Buyer, or (ii) as an owner of less than 5% of the outstanding shares or other equity interests of a publicly owned company) which is in competition with the Business as currently conducted by Sellers, but only for as long as such Business is carried on by Buyer or any subsidiary or affiliate of Buyer in such manner. The parties intend that the covenants contained in this Section are deemed to be a series of separate covenants, one for each county in each state of the United States, and for each country and political subdivision of the world in each instance where Buyer conducts, or will during such period conduct, the Business, and, except for geographic coverage, each such separate covenant must be identical in terms to the other covenants in this Section. Each Seller further covenants and agrees that for a period of three (3) years from and after the Closing Date, each Seller will not recruit, assist others in recruiting or hiring, discuss employment with, or refer to others concerning employment, of any employee of Buyer who is, or within the twelve-month period immediately prior to the Closing Date was, an employee of such Seller unless such person shall have been terminated due to Buyer's default or without cause or cease to have been employed by Buyer for a period of 12 months after the Closing.

        7.2 The term of the covenants contained in Section 7.1 shall be tolled for the period commencing on the date any action is filed by Buyer for injunctive relief or damages arising out of a breach by any Seller of Section 7.1, and ending upon final adjudication (including appeals) of such action, provided that Buyer is successful in obtaining the relief sought in such action.

        7.3 If, in any judicial proceeding brought under this Section, the court shall refuse to enforce all of the separate covenants contained in Section
7.1 because the time limit is too long, it is expressly understood and agreed between the parties hereto that for purposes of such proceeding, such time limitation shall be deemed reduced to the extent necessary to permit enforcement of such covenants. If, in any such judicial proceeding, the court refuses to enforce all of the separate covenants contained in Section 7.1 because such covenants are more extensive (whether as to geographic area, scope of business or otherwise) than necessary to protect the business and goodwill of Buyer, it is expressly understood and agreed between the parties hereto that for purposes of such proceeding, the geographic area, scope of business or other aspect thereof shall be deemed reduced to the extent necessary to permit enforcement of such covenants.

        7.4 Each Seller acknowledges that a breach of Section 7.1 may cause irreparable damage to Buyer, and in the event of any Seller's actual or threatened breach of the provisions of Section 7.1, Buyer shall be entitled to seek a temporary restraining order and an injunction restraining such Seller from breaching such covenants without the necessity of posting bond or proving irreparable harm, such being conclusively admitted by such Seller. Nothing may be construed as prohibiting Buyer from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from Seller. Each Seller acknowledges that the restrictions set forth in this Agreement are reasonable in scope and duration, given the nature of the business of Buyer.

8. Conditions to Closing and Closing Deliveries. The following deliveries and conditions shall be made or satisfied at the Closing unless waived in writing or subject to a separate written agreement signed by the party to be bound thereby;

        8.1 Legal Opinion. Each Seller shall have delivered to Buyer the written opinion, dated the Closing Date, of counsel to such Seller, substantially in the form attached hereto as Exhibit D. Each Seller shall also deliver to Buyer the written legal opinions, dated the Closing Date, of its local or special counsel relating to Seller's activities as presently conducted not being violative of applicable law prohibiting the practice of medicine, in customary form reasonably acceptable to Buyer. Buyer shall have delivered to each Seller the written opinion dated the closing Date, of counsel to Buyer, substantially in the form attached hereto as Exhibit E.

        8.2 Consents. Each Seller shall have delivered to Buyer all consents and approvals required by the terms of this Agreement and the Related Documents. Notwithstanding any provision of this Agreement to the contrary, if Sellers are required to make any payment to DVI Financial Services, Inc., or its affiliates ("DVI"), in connection with obtaining DVI's consent to the transaction contemplated by this Agreement, other than payment of DVI's counsel fees, Sellers shall have the right to terminate this Agreement on or prior the Closing.

        8.3 Closing Certificates. Each Seller shall have delivered, or caused to be delivered, to Buyer certificates of the officers of each Seller with respect to Sellers' representations and warranties herein and incumbency, in customary form and satisfactory to Buyer. Sellers and Buyer will deliver to each other certificates of their respective officers as to the accuracy and completeness of the information relating to each of them which has been included in the Form.

        8.4 Instruments of Transfer. Each Seller shall have delivered the following bills of sale and other instruments of conveyance, evidencing the transfer and assignment of the Assets:

             8.4.1 Bills of sale for all tangible personal property included in the Assets in the form attached hereto as Exhibit B;

             8.4.2 Assignments of leases and/or subleases, if any, for the real property in which each Seller has a leasehold interest (as landlord or tenant);

             8.4.3 Landlord consents, if any, required from landlords and/or sublandlords with respect to the assignments referred to in 8.4.2 above;

             8.4.4 Assignments of all certificates, and other material Permits, that are assignable;

             8.4.5  Assignments of all intangible property, if any;

             8.4.6  Assignments of all Assigned Contracts;

             8.4.7 An indemnification agreement in the form attached hereto as Exhibit F, executed by each of Consolidated and Syncor;

             8.4.8 A non-competition agreement in the form attached hereto as Exhibit G, executed by Mr. Lewis Schiller; and

             8.4.9 Such other instruments of conveyance, transfer and assignment as may be reasonably required to vest in Buyer all of the Sellers' right, title and interest in and to the Assets.

        8.5 Certificates of Incorporation; Good Standing Certificates. Each Seller shall have caused to be delivered to Buyer copies of their formation documents, as amended prior to the Closing Date, certified by the necessary authority of the state of its organization. The change of corporate names acquired by Buyer pursuant to this Agreement shall be completed by amendments to Sellers' formation documents to be delivered by Sellers at Closing and be filed by Buyer after the Closing (the filing fees therefor to be paid by Sellers).

        8.6 Performance. The parties hereto shall have performed in all material respects all covenants and agreements required by this Agreement and the Related Documents to be performed by them on or before the Closing Date.

        8.7 Filings; Consents; Waiting Periods. All Permits, filings, notices, consents, approvals, and other actions listed on Schedules 3.4 and 4.3 hereto, shall have been made or obtained and all applicable waiting periods shall have expired or been terminated.

        8.8 No Litigation. No action, suit or proceeding shall have been instituted and pending by any person or entity, or threatened by any governmental agency or body, before a court or governmental body, to restrain or prevent the consummation of the transactions contemplated by, or the performance by any Seller or Buyer, or either of them, of their respective obligations under, this Agreement or which could reasonably be expected to have a materially adverse effect on the Business or the Assets. At the Closing Date, there shall be no injunction, restraining order or decree of any nature of any court or governmental agency or body in effect which restrains or prohibits the consummation of the transactions contemplated by this Agreement. In the event that the foregoing conditions cannot be satisfied at the Closing (or are not waived by Buyer) as a result of any of the foregoing matters, Sellers shall be entitled to a reasonable adjournment of the Closing Date, not to exceed 30 days, in order to satisfy the conditions of this subsection.

        8.9 Purchase Price. Buyer shall have paid the Purchase Price as provided in Section 2.2 hereof and the professional fees provided for by Section
2.6.7 and the adjustments and prorated items (if any) referred to in Sections
2.4 and 2.5 shall be made between Buyer and Sellers.

        8.10 Consulting Agreement. The consulting agreement in the form attached hereto as Exhibit C shall be executed by the parties thereto.

        8.11 Bill of Sale, Assignment and Assumption Agreement. Buyer shall have executed the Bill of Sale, Assignment and Assumption Agreement in the form attached hereto as Exhibit B.

        8.12 Deeds. The Sellers specified below shall have executed and delivered to Buyer deeds for Real Property owned by them in the forms specified below, together with all documents and certificates relating thereto which may be required to transfer title to such Real Property to Buyer at the Closing, as follows:

              IMI of Boca Raton - Warranty Deed

              MRI of Pine Island - Warranty Deed

              IMI of Kansas - Kansas Special Warranty Deed

              IMI of Puerto Rico - Deed of Conveyance of Real Property and
                                   Assumption of Mortgage

        8.13 Certification of Nonforeign Status. The Sellers of Real Property shall have executed and delivered to Buyer Certifications of Nonforeign Status in the forms attached hereto as Exhibits H-1, H-2 and H-3.

        8.14 Estoppel Certificates, Title Policies and Consents to Transfer of Real Property. The applicable Sellers shall have delivered to Buyer each of the following:

              8.14.1 with respect to each Leased Property, an estoppel certificate executed by the fee owner thereof confirming (a) that the lease thereof (including any amendments thereto) is in the form delivered to Buyer pursuant to this Agreement, is in full force and effect, and has not been modified or amended except as set forth therein, (b) that, to the best of such lessor's knowledge, no uncured breach thereof by Seller currently exists or is anticipated thereunder, and (c) that such lessor has given all requisite consent to Seller's assignment of such lease to Buyer; and

              8.14.2 with respect to each deed of trust or mortgage against any Real Property, a written consent from the beneficiary or mortgagee thereof, confirming its consent to the transfer of such Real Property from Seller to Buyer.

        8.15 Casualty Loss. Sellers shall not have suffered any uninsured loss to the Assets in the aggregate amount of $100,000 on or prior to the Closing Date.

        8.16 Bankruptcy. An order dismissing the Involuntary Chapter 7 Bankruptcy Petitions filed on October 22, 1997 in the United States Bankruptcy Court, Southern District of Florida against IMI Acquisition of Boca Raton Corporation, IMI Acquisition of Pine Island Corporation, IMI Acquisition of North Miami Beach Corporation, IMI Acquisition of Kansas Corporation, IMI Acquisition of Orlando Corporation, PODC Corporation, MD Acquisition Corporation and MD Ltd. Partner Acquisition Corporation shall have been entered and said order of dismissal shall not be subject to a stay, or Sellers will have received an order of the United States Bankruptcy Court, Southern District of Florida permitting the Involuntary Debtors to take such actions as are necessary to consummate the transactions contemplated by this Agreement. Sellers shall be entitled to the benefit of the adjournment provision of Section 8.8 hereof in the event that either of the foregoing Bankruptcy Court orders have not been obtained as of the Closing Date.

        8.17 Books and Records. Copies of Sellers' corporate books and records pursuant to Section 1.15.

        8.18 Sellers' Schedule 2.1.2. Sellers will deliver to Buyer a schedule dated as of the day immediately preceding the Closing Date, setting forth the approximate quantities on hand of film and contrast agents.

        8.19 Fixed Asset Schedule. Sellers will deliver to Buyer the list of fixed assets required by Section 3.12 hereof.

        8.20 Buyer's Legal Bills. Buyer will deliver copies of the legal bills or statements referred to in Paragraph 2.4(b) hereof.

        8.21 Sellers' Schedule of Prepaid Items. If applicable, Sellers will deliver the schedule of prepaid items referred to in Paragraph 2.5.2.

        8.22 Sellers' Escrow Payment. Seller will deliver to the escrow agent under the Escrow Letter, the sums required thereunder (or may instruct Buyer, in writing, to deduct such sums from the Purchase Price and deliver same to the escrow agent and will deliver to Buyer an updated Exhibit B thereto).

        8.23  The Notes.  Sellers will deliver the original Notes.

        8.24 Additional Documentation. Sellers and Buyer shall have delivered to each other such additional documents, consistent with the provisions of this Agreement, as may be requested of them at or prior to the Closing.


9.      Indemnification.

        9.1 Each Seller's Indemnification. Each Seller shall indemnify Buyer (and its parent and their respective officers, directors, stockholders, employees and agents) (the "Buyer Indemnitees"), and hold Buyer Indemnitees harmless from and against any and all damages, losses, costs, liabilities and expenses (including reasonable attorneys' fees and disbursements) resulting from or arising out of any uncured breach of any of the representations, warranties, covenants and agreements made by such Seller herein or in any exhibit or schedule hereto or in any certificate or other document delivered by Sellers pursuant hereto or from the conduct of the Business prior to the Closing. Consolidated hereby guarantees the obligations of Sellers to indemnify Buyer hereunder, and in the event any Seller is unable to fulfill its indemnification obligations, Consolidated shall fulfill such obligations as if it were primarily liable.

        9.2 Buyer's Indemnification. Buyer shall indemnify Sellers (and their parents and their respective officers, directors, stockholders, employees and agents) (the "Seller Indemnitees") and hold Seller Indemnitees harmless from and against any and all damages, losses, costs, liabilities and expenses (including reasonable attorneys' fees and disbursements), resulting from or arising out of any uncured breach of any of the representations, warranties, covenants or agreements made by Buyer herein or in any exhibit or schedule hereto or in any certificate or other document delivered by Buyer pursuant hereto or from the conduct of the Business after the Closing. Syncor hereby guarantees the obligations of Buyer to indemnify Sellers hereunder, and in the event that Buyer is unable to fulfill its indemnification obligations, Syncor shall fulfill such obligations as if it were primarily liable.

        9.3  Notice; Right to Contest.

             9.3.1 If any claim against which indemnification is provided hereunder ("Claim") shall be asserted against a person entitled to indemnification hereunder ("Indemnified Party") in respect to which it proposes to demand indemnification, the Indemnified Party shall notify the entity obligated to provide indemnification hereunder ("Indemnifying Party") thereof. Such notice shall specify in detail the nature of and basis for the Claim and amount thereof. Subject to rights of or duties to any insurer or other third person having liability therefor, the Indemnifying Party shall have the right promptly after receipt of such notice to assume the control of the defense, compromise or settlement of any such Claim, including, at its own expense, employment of counsel. Notwithstanding the preceding sentence, in the defense, compromise or settlement of such Claim, the Indemnified Party shall have the right to retain its own separate counsel, but the fees and expenses of such counsel shall be at the Indemnified Party's expense unless (a) the Indemnifying Party has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Party, or (b) the named party in any such proceeding (including any impleaded parties) includes both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In any matter described above where the Indemnified Party has obtained counsel to represent it in addition to counsel obtained by the Indemnifying Party, counsel selected by the Indemnifying Party shall be required to cooperate fully with counsel selected by the Indemnified Party in such matter. So long as the Indemnifying Party is defending in good faith any Claim for which indemnification is sought, the Indemnifying Party shall not be liable for any Claim settled without its consent, which consent may not be unreasonably withheld. In the event that a claim for indemnification is made by an Indemnified Party, which claim is unrelated to a third party's Claim against the Indemnified Party, which is contested by an Indemnifying Party and such dispute is finally resolved by a final, nonappealable order of a court of competent jurisdiction, the losing party shall pay the prevailing party the reasonable fees and disbursements of counsel incurred in connection with the prosecution or defense of such Claim; provided, however, that if the Indemnifying Party is the losing party and prior to such resolution, the losing Indemnifying Party shall have made a written offer to settle the Claim for an amount one and one half times the amount which the Indemnified Party recovers on the Claim, then the Indemnified Party shall pay the Indemnifying Party's reasonable attorneys' fees and disbursements incurred after the date the Indemnified Party rejected the Indemnifying Party's offer of settlement.

             9.3.2 Consolidated and Sellers shall be jointly and severally liable to Buyer, and Syncor and Buyer shall be jointly and severally liable to Sellers, for indemnification pursuant to the provisions of subsections 9.1 and
9.2 above. Accordingly, in any action commenced by Buyer or Sellers (or any other Indemnified Party) for indemnification thereunder, the Indemnified Party may commence such action against Consolidated or Syncor, as the case may be, without having to commence such action against Sellers or Buyer, as the case may be.

        9.4 Sole and Exclusive Remedy. Except as otherwise provided in this Agreement, subsequent to Closing, the right to indemnification of each Seller and Buyer hereunder shall constitute the sole and exclusive remedy of the Indemnified Party with respect to the matters covered by this Section.

Termination.

        9.5 Reasons for Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated at any time after the date of this Agreement but not later than the Closing Date:

             9.5.1  by the mutual consent of IMI of Delaware and Buyer; or

             9.5.2 by Buyer or Sellers, as applicable, on the Closing Date, if, by that date, the conditions to closing and closing deliveries set forth in
Section 8 of this Agreement have not been fulfilled or waived; or

             9.5.3 by Buyer or by Sellers if there is any statute, rule or regulation enacted or promulgated after the date hereof by any governmental agency in the United States of America which is applicable to the transactions contemplated by this Agreement and that, in the reasonable judgment of Buyer or of any Seller, might: (i) result in a significant delay in the ability of the parties to consummate the transactions contemplated hereby: (ii) render the parties unable to consummate the transaction contemplated hereby; (iii) make such consummation illegal; or (iv) otherwise materially adversely affect the Business. The expense reimbursement provisions of Section 10.3 will not apply to any termination under this Section 10.1.3; or

             9.5.4 by Buyer or Sellers if there is any uncured breach or default of any representation, warranty or covenant of such parties under this Agreement; or

             9.5.5  by Buyer or Sellers pursuant to the provisions of Section
2.4 of this Agreement.

        9.6 Procedure Upon and Effect of Termination. In the event of any termination pursuant to this Section 10, written notice thereof must forthwith be given to the other party and the transactions contemplated by this Agreement will thereupon be terminated, without further action by Buyer or any Seller and Buyer and Sellers shall have no further rights or obligations under this Agreement (except pursuant to the provisions of Sections 6.1,10.3 and 10.4 of this Agreement).

        9.7 Expense Reimbursement. In the event that this Agreement is terminated by Buyer or Seller, as applicable, as a result of any breach or default of any of Buyer's or Sellers' representations, warranties, covenants or obligations under this Agreement or the failure of any condition to Buyer's or Sellers' obligations provided for in Section 8 of this Agreement (except as otherwise provided in this Agreement), then Buyer or Sellers shall reimburse the other, as applicable (not later than one day after submission of statements therefor) for all reasonable out-of-pocket expenses and fees (including, without limitation, fees and expenses paid to all banks, investment banking firms and other financial institutions and their respective agents and counsel, for arranging or providing any financing relating hereto and the fees of counsel, accountants, experts and consultants to Sellers or Buyer) which are actually incurred by them or on their behalf in connection with the negotiation, preparation, execution and delivery of this Agreement (collectively, the "Expenses"), up to a maximum of $250,000.

        9.8 Break-Up Fee. In the event of the termination of this Agreement by Buyer or Sellers pursuant to Section 10.3 hereof, the payment of the Expenses shall be Buyer's or Sellers', as the case may be, sole and exclusive remedy against the other for any such termination and thereafter, Buyer and/or Sellers shall have no further rights or obligations under this Agreement, unless any such termination is solely the result of any intentional or willful refusal to consummate this Agreement. In the event that this Agreement is terminated solely as a result of an intentional and willful refusal by Buyer or Sellers to consummate this Agreement, the non-breaching party shall be entitled to receive the Expenses from the breaching party and, as liquidated damages and not as a penalty therefor, the sum of $1,000,000.

        9.9 Equitable Remedy. Notwithstanding any provision in this Agreement to the contrary, in the event of Buyer's or Sellers intentional or willful refusal to consummate this Agreement, Buyer and Sellers agree and acknowledge that any such intentional and willful default may cause irreparable harm and damage to Buyer or Sellers, as the case may be, and may not be remediable by an action at law for damages and the Buyer or Sellers, as the case may be, shall, therefore, be entitled to seek all equitable remedies therefor, including, without limitation, declaratory judgment, temporary or permanent injunction, or specific performance of the provisions of this Agreement, without the necessity of posting a bond therefor, establishing any actual damages, or establishing that money damages would not provide an adequate remedy at law. In the event specific performance is granted, such equitable remedy shall be an exclusive remedy for any such intentional or willful default and, if elected by Buyer or Sellers as such remedy, shall be in lieu of the liquidated damages set forth in Sections 10.3 and 10.4 above.

        9.10 Other Costs and Expenses. Except as otherwise specifically provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby must be paid by the party incurring such costs and expenses.

10.     Miscellaneous.

        10.1 Notices. Any notice, consent, approval, request, demand or other communication required or permitted hereunder must be in writing to be effective and shall be deemed delivered and received: (i) if personally delivered or if delivered by facsimile with electronic confirmation when actually received by the party to whom sent; or (ii) if delivered by mail (whether actually received or not), at the close of business on the third business day next following the day when placed in the federal mail, postage prepaid, certified or registered mail, return receipt requested, addressed as follows:

        if to Buyer:      Comprehensive Medical Imaging, Inc.
                          6464 Canoga Avenue
                          Woodland Hills, CA 91367
                          Attention: General Counsel
                          Fax: 818/737-4606

        if to Sellers:    International Magnetic Imaging, Inc.
                          2424 North Federal Highway, Suite 410
                          Boca Raton, FL 33431
                          Attention: George W. Mahoney, Chief Financial Officer
                          Fax: 561/347-5352

        with a copy to:   Robert L. Blessey, Esq.
                          51 Lyon Ridge Road
                          Katonah, NY 10536
                          Fax: 914/232-0647

or to such other address as any party specifies by written notice so given.

        10.2 Binding Effect; Benefits. This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        10.3 Entire Agreement. This Agreement, together with the exhibits, schedules other documents contemplated hereby, and any other documents incorporated by reference herein, constitutes the sole and entire agreement between the parties hereto with respect to the subject matter hereof, and is a complete and exclusive statement of the terms thereof. This Agreement supersedes all prior agreements, understandings and negotiations between the parties hereto concerning the matters specified herein. Any representations, promises, warranties or statements made by any party that are not contained in this Agreement, and the exhibits, schedules and other documents contemplated hereby, have no force or effect. The parties specifically represent, each to the other, that there are no additional or supplemental agreements between them related in any way to the matters herein contained unless specifically included or referred to herein. No addition to, or modification of any provision of this Agreement will be binding upon any party unless made in writing and signed by the party to be bound thereby.

        10.4 Governing Law. This Agreement, and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of action), is governed by and construed in accordance with the substantive and procedural laws of the State of California (exclusive of the conflicts of law provisions thereof) applicable to agreements made and to be performed entirely within such state. Any action or proceeding to enforce the provisions o this Agreement may be brought in a federal or state court located in Los Angeles County, California or Palm Beach County, Florida. By their execution hereof, the parties hereto hereby consent to the personal jurisdiction of such courts for purposes of any such action or proceeding.

        10.5 Survival. All of the warranties and representations contained in this Agreement shall survive the Closing for a period of two years therefrom.

        10.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which is an original but all of which constitute one and the same instrument. It is not necessary that each party hereto execute the same counterpart, so long as identical counterparts are executed by all parties.

        10.7 Headings. Headings of the Sections of this Agreement are for the convenience of the parties only, and have no substantive or interpretive effect whatsoever.

        10.8 Waivers. Any party hereto may, by a written instrument signed by the party to be bound thereby: (i) extend the time for the performance of any of the obligations or other actions of the other party under this Agreement; (ii) waive any inaccuracies in the representations or warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement; (iii) waive compliance with any of the conditions or covenants of the other party contained in this Agreement; or (iv) waive performance of any of the obligations of the other party under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, shall constitute a waiver by the party taking such action, of the other party's non-compliance with any of its representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder will not operate and must not be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder unless the instrument of waiver so provides.

        10.9 Merger of Documents. This Agreement and all agreements and documents contemplated hereby constitute one agreement.

        10.10 Incorporation of Exhibits and Schedules. All exhibits and schedules attached hereto or referred to herein are by this reference incorporated herein and made a part hereof for all purposes as if fully set forth herein.

        10.11 Severability. If for any reason whatsoever, any one or more of the provisions of this Agreement is held or deemed to be illegal, inoperative, unenforceable or invalid as applied to any particular case or in all cases, such circumstances will not have the effect of rendering such provision illegal, inoperative, unenforceable or invalid in any other case or of rendering any of the other provisions of this Agreement illegal, inoperative, unenforceable or invalid. Furthermore, in lieu of each illegal, invalid, unenforceable or inoperative provision, there shall be added automatically, as part of this Agreement a provision similar in terms of such illegal, invalid, unenforceable or inoperative provision to the extent such replacement shall be possible, and any such replacement shall be legal, valid, enforceable and operative.

        10.12 Assignability. Neither this Agreement nor any of the parties' rights hereunder is assignable by any party hereto without the prior written consent of the other party hereto; provided, however, that Buyer's rights hereunder may, upon notice to Sellers, be assigned or otherwise transferred, in whole or in part, without any Seller's consent: (i) to any successor by merger or consolidation; (ii) to any bank or other financial institution, or to any individual, partnership, corporation or other entity which provides any financing to Buyer, its successors or assigns; or (iii) to any individual, partnership, corporation or other entity deriving title from Buyer or its successors or assigns to all or substantially all of the Assets as constituted on the date of any such transfer, provided that any such assignee executes and delivers to Sellers an instrument pursuant to which such assignee agrees to be bound by the provisions of this Agreement.

        10.13 Drafting. The parties acknowledge and confirm that each of their respective attorneys have participated jointly in the preparation, review and revision of this Agreement and that it has not been prepared solely by counsel for one party. The parties hereto therefore stipulate and agree that the rule of construction to the effect that any ambiguities are to be or may be resolved against the drafting party is not to be employed in the interpretation of this Agreement to favor any party against another.

        10.14 Schedules. Any disclosure made or contained on any Schedule hereto by Buyer or Sellers shall be deemed made on all other applicable Schedules without the requirement of Buyer or Sellers having to repeat such disclosure.

        IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year hereinabove first set forth.

Comprehensive Medical Imaging, Inc.


By: ___________________________________
        Robert G. Funari
        President and Chief Executive Officer

International Magnetic Imaging, Inc. (Delaware)


By: ___________________________________
        Lewis S.  Schiller
        Chairman of the Board &
        Principal Executive Officer


International Magnetic Imaging, Inc. (Florida)


By: ___________________________________
        Lewis S.  Schiller, President


Magnetic Resonance Institute of North Miami Beach, Ltd.
By:     IMI Acquisition of North Miami Beach Corporation
        General Partner


By: ___________________________________
        Lewis S.  Schiller, President


Oakland Magnetic Resonance Institute, Ltd.
By:     IMI Acquisition of Oakland Park Corporation
        General Partner


By: ___________________________________
        Lewis S.  Schiller, President


Magnetic Resonance Institute of Boca Raton, Ltd.
By:     IMI Acquisition of Boca Raton Corporation
        General Partner


By: ___________________________________
        Lewis S.  Schiller, President


Magnetic Resonance Institute of South Dade, Ltd.
By:     IMI Acquisition of South Dade Corporation
        General Partner


By: ___________________________________
        Lewis S.  Schiller, President

Pine Island Magnetic Resonance Imaging Center, Ltd.
By:     IMI Acquisition of Pine Island Corporation
        General Partner


By: ___________________________________
        Lewis S.  Schiller, President


Physicians Outpatient Diagnostic Center, Ltd.
By:     PODC Acquisition Corporation
        General Partner


By: ___________________________________
        Lewis S. Schiller, President


Magnetic Resonance Institute of Orlando, Ltd.
By:     IMI Acquisition of Orlando Corporation
        General Partner


By: ___________________________________
        Lewis S.  Schiller, President

IMI Acquisition of Arlington Corp.


By: ___________________________________
        Lewis S.  Schiller, President



IMI Acquisition of Puerto Rico Corporation


By: ___________________________________
        Lewis S.  Schiller, President


IMI Acquisition of Kansas Corporation


By: ___________________________________
        Lewis S.  Schiller, President


MRI-NET, INC.


By: ___________________________________
        Lewis S.  Schiller, President


KAP-NET CORP.


By: ___________________________________
        Lewis S.  Schiller, President

Caribbean Network Services, Inc.


By: ___________________________________
        Lewis S.  Schiller, President


AGREED TO AND ACCEPTED ONLY AS TO
SECTIONS 6.7, 9.1, 9.3.2 AND 11 HEREOF

CONSOLIDATED TECHNOLOGY GROUP LTD.


By:____________________________________
        Lewis S. Schiller
        Chief Executive Officer and
        Chairman of the Board


AGREED TO AND ACCEPTED ONLY AS TO
SECTIONS 2.2, 5.27, 9.2, 9.3.2, 10.3, AND 11
HEREOF

SYNCOR INTERNATIONAL CORPORATION


By:____________________________________
        Robert G.Funari
        President and Chief Executive Officer

                         LIST OF EXHIBITS AND SCHEDULES


Exhibit A
Assumed Liabilities

Exhibit B
Bill of Sale, Assignment and Assumption Agreement

Exhibit C
Consulting Agreement

Exhibit D
Opinion of Sellers' Counsel

Exhibit E
Opinion of Buyer's Counsel

Exhibit F
Indemnification Agreement

Exhibit G
Schiller Non-Competition Agreement

Exhibit H-1
Certification for Nonforeign Status for
Pine Island Magnetic Resonance Imaging Center, Ltd.

Exhibit H-2
Certification for Nonforeign Status for
Magnetic Resonance Institute of Boca Raton, Ltd.

Exhibit H-3
Certification for Nonforeign Status for
IMI Acquisition of Kansas Corporation

Exhibit I
Escrow Letter

Schedule 2.1.1
Equipment & Furniture

Schedule 2.1.2
Quantities on Hand of Film and Contrast Agents

Schedule 2.1.3
Cash and Accounts Receivable

Schedule 2.1.8
Licenses, Permits & Intellectual Property

Schedule 2.3(a)
Allocation of the Purchase Price

Schedule 2.4
Net Liabilities (certified by IMI of Delaware's CFO)

Schedule 2.5.2
Prepaid taxes, utility charges, insurance and other payments

Schedule 3.4
Consents and Approvals required from Sellers

Schedule 3.5
Absence of Conflicts

Schedule 3.8
Accounts Receivable and Trade Accounts Payable

Schedule 3.9
Certain Changes or Events

Schedule 3.11
Security Interests, Mortgages, Liens, Encumbrances, Etc.

Schedule 3.12
List of Fixed Assets

Schedule 3.13
List of Real Property

Schedule 3.14
Insurance

Schedule 3.15
Sellers'  Contracts

Schedule 3.16
Labor Controversies

Schedule 3.17
Litigation Related to the Business or Assets

Schedule 3.18
Non-Compliance with Laws

Schedule 3.23
Related Transactions

Schedule 3.29
Hazardous Materials

Schedule 4.3
Consents and Approvals required from Buyer

EXHIBIT B

                BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

        THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is made and entered into this ____ day of March, 1998, by and among Comprehensive Medical Imaging, Inc., a Delaware corporation ("Buyer"), and International Magnetic Imaging, Inc., a Delaware corporation, International Magnetic Imaging, Inc., a Florida corporation, Magnetic Resonance Institute of North Miami Beach, Ltd., a Florida limited partnership, Oakland Magnetic Resonance Institute, Ltd., a Florida limited partnership, Magnetic Resonance Institute of Boca Raton, Ltd., a Florida limited partnership, Magnetic Resonance Institute of South Dade, Ltd., a Florida limited partnership, Pine Island Magnetic Resonance Imaging Center, Ltd., a Florida limited partnership, Physicians Outpatient Diagnostic Center, Ltd., a Florida limited partnership, Magnetic Resonance Institute of Orlando, Ltd., a Florida limited partnership, IMI Acquisition of Arlington Corp., a Virginia corporation, IMI Acquisition of Puerto Rico Corporation, a Puerto Rico corporation, IMI Acquisition of Kansas Corporation, a Kansas corporation, MRI Net, Inc., a Florida corporation, Kap-Net Corp., a Florida corporation and Caribbean Network Services, Inc., a Puerto Rico corporation, (each of which entities are sometimes hereinafter individually referred to as a "Seller" and all of which are sometimes hereinafter collectively referred to as "Sellers").

        RECITALS

        WHEREAS, Sellers have agreed to sell, and Buyer has agreed to purchase, all right, title and interest in and to the assets, properties, rights and business of the Sellers of every type and description, real, personal and mixed, tangible and intangible, wherever located and whether or not reflected on the books and records of Sellers, used in Sellers' business and operations pursuant to the terms of that certain Asset Purchase Agreement, dated as of January 28,1998, by and among Sellers and Buyer (the "Asset Purchase Agreement"), except for the Excluded Assets (as defined therein);

        WHEREAS, Buyer has agreed to assume certain obligations of Sellers pursuant to the terms of the Asset Purchase Agreement;

        WHEREAS, this Bill of Sale, Assignment and Assumption Agreement is being delivered pursuant to Sections 8.4 and 8.11 of the Asset Purchase Agreement; and

        WHEREAS, all capitalized terms used and not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement, unless the context clearly requires otherwise.

        AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing, the mutual promises and covenants contained herein and in the Asset Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1. Sale and Assignment. Sellers hereby sell, grant, convey, transfer, assign and deliver to Buyer, and Buyer hereby purchases and acquires, all of Sellers' right, title and interest in the Assets, (as defined in Section 2.1 of the Asset Purchase Agreement), but not including the Excluded Assets (as defined in Section 1.15 of the Asset Purchase Agreement). Sellers hereby also transfer and assign to Buyer all of their rights and interests under the Assigned Contracts as defined in Section 3.15 of the Asset Purchase Agreement and to all of the Assumed Liabilities set forth on Exhibit A to the Asset Purchase Agreement.

        2. Assumption. Buyer hereby assumes and becomes solely responsible for paying, when due, all of Sellers' obligations with respect to each Assumed Liability included on (but only to the extent of the amount reflected in) the
Schedule 2.4 delivered pursuant to Section 2.4 of the Asset Purchase Agreement. Buyer also hereby assumes, and agrees to be bound by, perform and comply with all of the terms and provisions of the Assigned Contracts (as defined in Section
3.15 of the Asset Purchase Agreement), except for any obligations of Sellers resulting or arising from a breach by Sellers of any covenant or representation and warranty in any such Assigned Contract which occurred prior to the date hereof.

        Without limiting the foregoing, the following liabilities are excluded from those assumed by the Buyer: (I) any and all liabilities and obligations of Sellers which are set forth or referred to in Section 2.6 of the Asset Purchase Agreement.

        3. Further Assurances. Sellers hereby covenant and agree that they will, at the request of Buyer, execute and deliver all such further documents and instruments of conveyance, sale, transfer, delivery and assignment as shall be necessary and proper to sell, assign, transfer, deliver and convey to Buyer all of Sellers' right, title and interest in and to the Assets being transferred pursuant hereto, and take such further actions as shall be necessary and proper to sell, assign, transfer, deliver, convey to and vest in Buyer all of Sellers' right, title and interest in and to the rights conveyed herein and to carry out the purpose and intent of this Agreement.

        4. Governing Law. This Agreement shall be governed by, enforced in accordance with, and interpreted under the internal substantive laws of the State of California, without giving effect to the rules thereof relating to conflicts of laws.

        5. Binding Effect. This Agreement shall be binding upon, and enforceable against, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

        6. Inconsistencies. In the event of any inconsistency between this Agreement and the Asset Purchase Agreement, the terms of the Asset Purchase Agreement shall control.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement this ____ day of ________, 199_.

                                  Comprehensive Medical Imaging, Inc.


                                  By: ________________________________
                                      Robert G. Funari
                                      President and Chief Executive Officer

International Magnetic Imaging, Inc. (Delaware)


By: ___________________________________
        Lewis S.  Schiller
        Chairman of the Board &
        Principal Executive Officer


International Magnetic Imaging, Inc. (Florida)


By: ___________________________________
        Lewis S.  Schiller, President


Magnetic Resonance Institute of North Miami Beach, Ltd.
By:     IMI Acquisition of North Miami Beach Corporation
        General Partner


By: ___________________________________
        Lewis S.  Schiller, President


Oakland Magnetic Resonance Institute, Ltd.
By:     IMI Acquisition of Oakland Park Corporation
        General Partner


By: ___________________________________
        Lewis S.  Schiller, President


Magnetic Resonance Institute of Boca Raton, Ltd.
By:     IMI Acquisition of Boca Raton Corporation
        General Partner


By: ___________________________________
        Lewis S.  Schiller, President


Magnetic Resonance Institute of South Dade, Ltd.
By:     IMI Acquisition of South Dade Corporation
        General Partner


By: ___________________________________
        Lewis S.  Schiller, President

Pine Island Magnetic Resonance Imaging Center, Ltd.
By:     IMI Acquisition of Pine Island Corporation
        General Partner


By: ___________________________________
        Lewis S.  Schiller, President


Physicians Outpatient Diagnostic Center, Ltd.
By:     PODC Acquisition Corporation
        General Partner


By: ___________________________________
        Lewis S.  Schiller, President

Magnetic Resonance Institute of Orlando, Ltd.
By:     IMI Acquisition of Orlando Corporation
        General Partner


By: ___________________________________
        Lewis S.  Schiller, President


IMI Acquisition of Arlington Corp.


By: ___________________________________
        Lewis S.  Schiller, President


IMI Acquisition of Puerto Rico Corporation


By: ___________________________________
        Lewis S.  Schiller, President


IMI Acquisition of Kansas Corporation


By: ___________________________________
        Lewis S.  Schiller, President


MRI Net, Inc.


By: ___________________________________
        Lewis S.  Schiller, President


Kap-Net Corp.


By: ___________________________________
        Lewis S.  Schiller, President

Caribbean Network Services, Inc.


By: ___________________________________
        Lewis S.  Schiller, President

EXHIBIT C
                              Consulting Agreement


February  __, 1998

George W. Mahoney
21082 Sweetwater Lane North
Boca Raton, Florida 33428

Dear Mr. Mahoney:

        This Agreement will confirm the understanding between you ("Consultant") and Comprehensive Medical Imaging, Inc., a Delaware corporation ("CMI"), with respect to the provision of your services as a consultant to CMI. This Consulting Agreement is being executed as required by Section 6.4 of that certain asset purchase agreement dated January 28, 1998 (the "Asset Purchase Agreement") between CMI and International Magnetic Imaging, Inc. (a Delaware corporation) and certain subsidiaries thereof. For good and valuable consideration, the sufficiency of which is hereby acknowledged, Consultant and CMI hereby agree as follows:

        1.  Consultation Period; Services.

            (a) CMI hereby retains Consultant to provide the Services (as hereinafter defined) and Consultant hereby accepts such retention, on the terms and subject to the conditions hereinafter set forth, for a term (the "Consulting Period") commencing on the date hereof and expiring on ___________, 1998 [six months], unless terminated pursuant to Section 6(e) below or extended as provided in subsection 1(e) below. For purposes herein, "Services" shall mean assistance and consultation with respect the operations of the diagnostic imaging centers acquired by CMI under the Asset Purchase Agreement (the "Centers"), including, without limitation, such assistance and consultation as to billing and collection, accounts receivable, preparation and analysis of operating budgets, forecasts and projections, hiring and firing of employees and consultants and other financial matters relating to the operations of the Centers. Consultant shall not be required to render any more than 32 hours per week in the performance of the Services to the extent that any such additional time interferes with his responsibilities under the employment agreement to which he is a party with Consolidated Technology Group Ltd. ("Consolidated") dated October 1, 1994, as amended (the "Employment Agreement"). Consultant's Services shall be rendered principally from the offices of CMI located at 2424 North Federal Highway, Boca Raton, Florida 33431 (except that Consultant may be required, upon the request of CMI, to travel to the corporate offices of CMI's parent to report to and discuss with CMI executives matters pertaining to his Services).

            (b) During the Consulting Period, the Consultant shall report to the President of CMI or to such other person as he may designate in connection with the Services. The Services are to be performed on a nonexclusive basis, and nothing in this Agreement is intended to prohibit Consultant from entering into other consulting or employment arrangements, so long as such other arrangements do not interfere with the performance of the Services, result in a breach of any of the other provisions here or are with entities engaged in business which is directly or indirectly competitive with the business of CMI.

            (c) Notwithstanding any provision of this Agreement to the contrary, CMI hereby acknowledges that Consultant is the Chief Financial Officer of Consolidated (and one or more of its subsidiaries) pursuant to the Employment Agreement and Consultant shall be free to continue rendering all services under such agreement to Consolidated. CMI acknowledges that in requesting Consultant to render the Services hereunder, it will make all reasonable efforts to avoid having the performance of the Services interfere with the performance of services by Consultant under the Employment Agreement.

            (d) Provided that Consultant is still a party to the Employment Agreement and provided that Consultant is not rendering consulting services to any third party at a rate of compensation in excess of the compensation provided for hereunder, CMI shall have the option, exercisable upon not less than 14 business days notice prior to the expiration of the Consulting Period, to extend the Consulting Period for an additional six month period expiring on ______________, 1998.

            (e) Consultant shall have no liability with respect to the Services hereunder except for any judicially determined gross negligence or intentional wrongdoing.

        2.  Consulting Fee.   During the Consulting Period, CMI shall pay to
Consultant a consulting fee of $10,000 per month (the "Consulting Fee"), payable in advance on the first day of each month during the Consulting Period. CMI acknowledges and agrees that Consultant shall be paid for each hour spent by him in excess of 32 hours per week an additional fee at the rate of $100 per hour (such amount to be payable upon CMI's receipt of an invoice from Consultant therefor).

        3. Expenses. CMI shall reimburse Consultant in accordance with and subject to CMI's policies and procedures for reasonable, ordinary and necessary out-of-pocket expenses of a business character incurred by Consultant in connection with the performance of the Services upon the presentation of itemized statements of such expenses; provided that such expenses are approved by an officer of CMI.

        4. Conflict of Interest. Notwithstanding the nonexclusive nature of the Services, except for the Consulting Fee, Consultant shall not be entitled to be paid or to receive any commissions or other payments, directly or indirectly, on account of Consultant's performance of the Services for CMI. If Consultant receives, directly or indirectly, any commission or other payment from any third party on account of or with respect to the Services (exclusive of all payments under the Employment Agreement) such commission or other payment shall be deemed the property of CMI, and Consultant, as the case may be, shall immediately remit same to CMI. Consultant and Consolidated shall observe all of CMI's rules and regulations governing conflicts of interest which are delivered to him, in writing, with the exception of those that would otherwise prohibit the nonexclusive nature of the Services.

        5.  Independent Contractor.

            (a) During the Consulting Period, Consultant shall not be an employee of CMI, and shall not be entitled to participate in any of CMI's health, disability, pension or other benefit plans or fringe benefits offered from time to time to employees of CMI. Consultant shall not be entitled to accrue any days off in the nature of vacation days, personal days or holidays during the Consulting Period. In connection with any payments to be made to Consultant hereunder, CMI shall have the right to file and deliver such tax reporting forms and effect such withholdings, for tax and similar purposes, as may be required by applicable law, but shall have no obligation to do so where not required by law.

            (b) Nothing contained in this Agreement shall constitute making or appointing Consultant the agent of CMI. Consultant shall not (i) hold himself out as an employee of CMI or otherwise contrary to the terms of this Agreement,
(ii) enter into any agreement on behalf of CMI or otherwise purport to bind CMI in any way, or (iii) make any representation, or take any act contrary to the terms hereof.

        6.  Termination.

            (a) The Consulting Period shall automatically terminate upon Consultant's death.

            (b) Consultant shall have the right to terminate this Agreement upon five days notice in the event of CMI's failure to pay the Consulting Fee or any other amounts payable to Consultant under this Agreement, when due.

            (c) CMI shall have the unilateral right, at any time, upon notice to Consultant, in CMI's sole and absolute discretion, to terminate the Consulting Period, without cause, and for any reason or for no reason (the "Termination Rights"). The Termination Rights are not limited or restricted by, and shall supersede, any policy of CMI requiring or favoring continued retention of its consultants during satisfactory performance, any seniority system or any procedure governing the manner in which CMI's discretion is to be exercised. No exercise by CMI of its Termination Rights shall, under any circumstances, be deemed to constitute (i) a breach by CMI of any term of this Agreement, express or implied (including without limitation a breach of any implied covenant of good faith and fair dealing), (ii) a wrongful termination of the Consulting Period by CMI, (iii) a wrongful deprivation by CMI of the consulting position or
(iv) the breach by CMI of any other duty or obligation, express or implied, which CMI may owe to Consultant pursuant to any principle or provision of law (whether contract or tort). Upon CMI's election to terminate the Consulting Period and this Agreement pursuant to this subsection (c), CMI shall have no obligation or liability to Consultant pursuant to this Agreement or otherwise, except to pay to Consultant not later than the effective date of such termination all unpaid Consulting Fees and other amounts payable through the end of the Consulting Period.

            (d) If this Agreement, the Consulting Period or Consultant's performance of the services is terminated or expires pursuant to subsection (a) or (b), of this Section 6, all of Consultant's rights and entitlements, pursuant to this Agreement or otherwise as a consultant to CMI shall forthwith cease and terminate, and CMI shall have no liability or obligation whatsoever to Consultant, except to pay to Consultant not later than the effective date of such termination (or to his estate, if applicable) all unpaid Consulting Fees and other amounts which shall have accrued as of the effective date of such termination.

            (e) Upon the expiration or any termination of the Consulting Period, Consultant shall return to CMI all property of CMI theretofore provided to Consultant or otherwise in Consultant's custody, possession or control or at Consultant's disposal (including but not limited to any materials incorporating any of the Confidential Information, as defined in Section 7(c) hereof) without keeping any copies of such materials.

        7.  Covenants.

            (a) Workmanlike manner. Consultant covenants that the Services shall be provided by Consultant to CMI in a professional, diligent and workmanlike manner.

            (b) Results and Proceeds. CMI shall be the sole and exclusive owner throughout the universe in perpetuity of all of the work, labor, results and proceeds of the Services, during the Consulting Period, including without limitation all intellectual property relating to the Services, if any, which Consultant may develop, create, write or otherwise produce during the Consulting Period, free and clear of any and all claims, liens or encumbrances of Consultant. All results and proceeds of Consultant's Services, work and labor during the Consulting Period relating thereto shall be deemed to be works-made-for-hire for CMI within the meaning of the copyright laws of the United States and CMI shall be deemed to be the sole author thereof in all territories and for all purposes.

            (c) Confidential Information. All information, documents, notes, memoranda and intellectual property of any kind of or relating to CMI which are received, compiled, produced or otherwise made available to Consultant during the Consulting Period or in connection with the Services which relate in any way to the business of CMI or of any of its affiliates and which has not been made available or confirmed to the public by CMI ("Confidential Information") shall be the sole and exclusive property of CMI and shall in perpetuity (both during and after the Consulting Period) be maintained in the utmost confidence by Consultant and held by Consultant in trust for the benefit of CMI. Consultant shall not during the Consulting Period or at any time thereafter directly or indirectly release or disclose to any other person any Confidential Information, except with the prior written consent of CMI or in furtherance of CMI's business or as required by law, or use any such Confidential Information for Consultant's own benefit or for the benefit of others. Notwithstanding the foregoing, Consultant shall not be in breach of the foregoing covenants with respect to any use or disclosure of any Confidential Information by him which is required as a result of any legal process served upon him in any judicial or administrative proceeding (provided that CMI shall be given notice in time to enable it to object to such disclosure) or with respect to Confidential Information obtained by Consultant from a third party without such third party's breach of obligation of trust to CMI.

            (d) Non-Competition. Consultant agrees that he will not, for a period of three (3) years from and after the date hereof, engage in or carry on, directly or indirectly, either for himself or as a member of a partnership or as an employee, stockholder, investor, agent, associate or consultant of any person, partnership, corporation or other entity (i) other than for Consolidated or a subsidiary or affiliate of Consolidated; provided however, that Consolidated or its affiliates are not i breach of Section 7.1 of the Asset Purchase Agreement, or (ii) as an owner of less than 5% of the outstanding shares or other equity interests of a publicly owned company, any business which is in competition with the Business (as that term is defined in the Asset Purchase Agreement) as currently conducted by Sellers (as that term is defined in the Asset Purchase Agreement), but only for as long as the Business is carried on by CMI or any subsidiary or affiliate of CMI in such manner. Notwithstanding the foregoing, Consultant shall be permitted to render accounting services or services customarily provided by a controller or chief financial officer of a corporation or other entity during such three year period, without being subject to the limitations and restrictions imposed above. To the extent that Consultant engages in any of the foregoing activities which would otherwise be in violation of this subsection for diagnostic imaging centers which are located outside of a 15 mile radius from the Centers, such activities shall not be deemed violative of this subsection (d).

        Consultant further covenants and agrees that for a period of three (3) years from and after the date hereof, Consultant will not recruit, assist others in recruiting or hiring, or refer to others concerning employment, any employee who is, or within the twelve-month period immediately prior to the date hereof was, an employee of any such direct or indirect subsidiary of Consolidated unless such person shall have been terminated due to CMI's default or without cause or has ceased to be employed by CMI for a period of 12 months. Notwithstanding the foregoing, such covenant will not preclude Consultant from recruiting or assisting others in recruiting or hiring Lee Wingeier or Brian Wade.

        Each covenant contained in this Section 7(d) shall apply for each county in each state of the United States, and for each country and political subdivision of the world where CMI conducts during the Consulting Period, the Business, and except for geographic coverage, each such separate covenant must be identical in terms to the other covenants in this Section 7(d).

        If any court or tribunal of competent jurisdiction shall refuse to enforce all of the separate covenants contained in this Section 7(d) because the time limit is too long, it is expressly understood and agreed between the parties hereto that such restriction shall not be void but that for the purpose of such proceedings the time limitation shall be deemed to be reduced to the extent necessary to permit enforcement of such restriction.

        If any court or tribunal of competent jurisdiction shall refuse to enforce all of the separate covenants contained in this Section 7(d) because such covenants contained herein are more extensive (whether as to geographic area, scope of business or otherwise) than necessary to protect the business and goodwill of CMI, it is expressly understood and agreed between the parties hereto that such restrictions shall not be void but that for the purpose of such proceedings the restrictions contained herein (whether as to geographic area, scope of business or otherwise) shall be deemed to be reduced to the extent necessary to permit the enforcement of such restrictions.

        The parties acknowledge and agree that the time, scope, geographic area and other provisions of this Section 7(d) have been specifically negotiated. Although the parties further acknowledge and agree that such time, scope, geographic area and other provisions will materially restrict the ability of Consultant to continue in the Business, the parties agree that such provisions are reasonable under the circumstances.

            (e) Nonsolicitation. You shall not in any way directly or indirectly during the Consulting Period or at any time thereafter interfere with, or solicit, entice, persuade or induce any person or entity to terminate or refrain from extending or renewing, any of the contractual or business relationships between CMI (and its subsidiaries and affiliates) and other persons or entities, whether with clients, customers, patients or others.

        8. No Obligation To Use Services. CMI shall have no obligation to use any of the Services, or the results and proceeds thereof.

        9. Warranties. CMI and Consultant each warrant and represent to the other that each has the right to enter into and fully perform this Agreement in accordance with its terms.

        10. Assignment. Consultant may not assign or delegate any of his duties or obligations hereunder (but may, upon notice to CMI, assign his rights to payments under this Agreement). CMI may assign this Agreement, the Services or any of CMI's interests herein (i) to any entity which is a party to a merger or consolidation with CMI, which merger or consolidation involves the Business,
(ii) to any affiliate of CMI which is engaged in the Business, or (iii) to any entity acquiring substantially all of the assets of CMI, and, in each instance provided that any such assignee assumes CMI's obligations hereunder, CMI shall thereupon be relieved of any and all liability hereunder.

        11. Equitable Relief. Consultant agrees and acknowledge that if any of his obligations or duties under Section 7 of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused to CMI. Consultant therefore hereby agree that, in addition to any remedies not precluded by this Agreement, CMI shall be entitled to seek an injunction restraining any violation or threatened violation of such provisions of this Agreement or to seek specific performance or other equitable relief with respect to this Agreement.

        12. Notices. All notices, requests, demands or other communications in connection with this Agreement shall be in writing and shall be deemed to have been duly given, effective upon receipt, if delivered in person, or by United States mail, postage prepaid, certified or registered, with return receipt requested, to the address of the party as specified below: To CMI, to it at:

                             Comprehensive Medical Imaging, Inc.
                             6464 Canoga Avenue
                             Woodland Hills, CA 91367
                             Attention: General Counsel

                             To Consultant, to him at:

                             George Mahoney
                             21082 Sweetwater Lane North
                             Boca Raton, Florida 33428


or in each case, to such other address as a party shall have designated by written notice to the other parties hereto.

        13. Complete Agreement; Modification. This Agreement contains a complete statement of all of the arrangements between the parties with respect to the subject matter hereof and cannot be changed or modified except in writing signed by both parties.

        14. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California applicable to agreements made and to be fully performed in such state.


        Please signify your agreement to the foregoing by signing in the space provided below.

                                        Very truly yours,
                                        Comprehensive Medical Imaging, Inc.


                                        By:     _______________________________
                                        Title:  _______________________________




-------------------------------
George W. Mahoney


Consented to as of the date first above written:


Consolidated Technology Group, Ltd.


By:     __________________________

Title:  __________________________

EXHIBIT D
                                    EXHIBIT D

                           OPINION OF SELLER'S COUNSEL

                                January __, 1998


Comprehensive Medical Imaging, Inc.
6464 Canoga Avenue
Woodland Hills, CA 91367

Attn: General Counsel

Dear Sir:

         We have acted as counsel to those entities identified on Schedule 1 hereto (each a "Seller" and collectively, the "Sellers") in connection with the transaction which is the subject of that certain Asset Purchase Agreement (the "Agreement") dated January __, 1998 between Comprehensive Medical Imaging, Inc., a Delaware corporation ("Buyer") and Sellers. This Opinion is being rendered pursuant to Section 8.1 of the Agreement. Capitalized terms used in this Opinion and not otherwise defined herein shall have the same meanings ascribed to them in the Agreement.

         As a basis for the opinions set forth herein, we have reviewed and relied upon originals or copies of the following:

         1. The Agreement (including all Exhibits and Schedules thereto);

         2. The Bill of Sale, Assignment and Assumption Agreement identified as Exhibit "B" to the Agreement (the "Bill of Sale, Assignment and Assumption Agreement");

         3. The Assignments referred to in Sections 8.4.2, 8.4.4, 8.4.5, and 8.4.6 of the Agreement;

         4. The Indemnification Agreement identified as Exhibit "G" to the Agreement (the "Indemnification Agreement");

         5. The Non-Competition Agreements identified as Exhibit "H" to the Agreement (the "Non-Competition
                  Agreements");

         6. The Consulting Agreement identified as Exhibit "C" to the Agreement (the "Consulting Agreement");

         7. Copies of the Articles or Certificates of Incorporation, as amended to date, of the corporate Sellers and corporate general partners of the limited partnership Sellers;

         8. The By-laws, as amended to date, of the corporate Sellers and corporate general partners of the limited partnership Sellers;

         9. Copies of the certificates of limited partnership and partnership agreements of the partnership Sellers;

         10. Good standing, subsisting or equivalent certificates for each of the Sellers;

         11. The tax, judgment and UCC lien search reports of Lexis Document Services dated on various dates between ______, 1997 and _________, 1997, copies of which are attached hereto as Exhibit "A" (the "Lien Search");

         12. An order of the Bankruptcy Court dated January __, 1998 (the "Bankruptcy Court Order");

         13. Minutes of the proceedings of the Board of Directors and stockholders and stock record books of the corporate Sellers and general partners of the partnership Sellers, or certified resolutions in respect of director or stockholder action; and

         14. Such other records, documents, instruments and papers as we deemed necessary to examine for purposes of this Opinion.

         In such examination, we have assumed the genuineness of all signatures and the authenticity, validity and enforceability of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity, validity and enforceability of the originals of such latter documents. As to all matters of fact material to the opinions expressed herein, we have also relied upon the certificate of George W. Mahoney, Chief Financial Officer of each of the Sellers, attached hereto as Exhibit "B" as to the matters referred to therein and information and certificates furnished to us by the Sellers and by various public officials. With respect to those states which do not issue certificates that expressly refer to an entity's good standing, for purposes of this Opinion, the term "good standing" shall mean "existing" or "subsisting" in the state of organization or "authorized to conduct business" as a foreign corporation in the state in which it is qualified as a foreign corporation.

         In rendering this Opinion, we have assumed that all of the consideration required to be paid at the Closing has been paid, that all action necessary for the execution, delivery and performance by the Buyer of the Agreement and the Related Documents (hereinafter defined) has been taken, and that the Agreement and such Related Documents constitute the valid, binding agreements of the Buyer enforceable in accordance with their respective terms.

         We are admitted to practice solely in the State of New York, do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States of America, and, solely with respect to matters concerning the Sellers' organization, the State of Delaware. We express no opinion as to the enforcement or interpretation by any court, administrative agency, arbitrator, or other authority of any state other than New York with respect to the construction, interpretation, legality, or validity of any agreements or documents, or as to matters involving choices or conflicts of laws.

         Nothing in this Opinion shall be deemed to relate in any manner to any requirements under any laws, rules or regulations relating directly or indirectly to real property, environmental matters, bulk sales laws, the practice of medicine, insurance or otherwise relating to health care or to matters affected by or relating to the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, or similar statutes.

         Furthermore, notwithstanding anything contained in this Opinion to the contrary, we express no opinion whatsoever as to the activities of or relating to MRI Net, Inc. ("MRI Net") or on the effect of the Bankruptcy Court Order, whether on or with respect to the Agreement or the transactions contemplated by the Agreement, or otherwise.

         This Opinion is governed by and shall be interpreted in accordance with the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991), the provisions of which are incorporated herein by this reference. As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage, and other limitations, all as more particularly described in the Accord, and this Opinion should be read in conjunction therewith. The terms "knowledge" or "known to" and words of like import, as used in this Opinion, shall mean "Actual Knowledge" as such term is used and defined in the Accord.

         Based on and subject to the above, and without any independent investigation or inquiry unless expressly stated to the contrary herein, and subject to the foregoing qualifications and the qualifications set forth below, we are of the opinion that:

         1. Each corporate or partnership Seller is a corporation or partnership existing under the laws of the state of its incorporation or formation and is in good standing as a foreign corporation in each jurisdiction in which, to the best of our knowledge, it owns or leases real property, except for those jurisdictions where the failure to be so qualified, individually or in the aggregate, would not have a material adverse effect on its Business. Each such Seller has all requisite corporate or partnership power and authority to own its properties related to its Business and to carry on its Business as now conducted by it.

         2. To our knowledge, none of the Sellers is in default with respect to any order of any court, governmental authority, arbitration board or tribunal to which they are subject relating to the Business currently conducted by such Sellers.

         3. The execution and delivery by each Seller of the Agreement and all agreements and documents expressly contemplated thereby (the "Related Documents"), and the consummation by them of the transactions contemplated thereby have been duly authorized by all requisite corporate or partnership action, including any required stockholder approval. The Agreement constitutes, and all Related Documents when executed and delivered by each Seller pursuant to the Agreement will constitute, valid and legally binding obligations of Sellers enforceable in accordance with their terms, except as enforceability may be limited by equitable principles and applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, bulk sales, preference, equitable subordination, marshaling, or other similar laws of general application now or hereafter in effect relating to the enforcement of creditors rights generally.

         4. Except as set forth on Schedule 3.5 to the Agreement or as otherwise provided elsewhere in the Agreement, to the best of our knowledge, the execution, delivery and performance by each Seller of the Agreement and the Related Documents, and the consummation by each Seller of the transactions contemplated thereby will not, with or without the giving of notice or lapse of time, or both, (i) violate any provision of any law, statute, rule or regulation to which such Seller is subject,
                  (ii) conflict with or result in a breach or default

                  under any term or condition of any of the certificates or articles of incorporation of the corporate Sellers or the certificates of limited partnership or partnership agreement of the partnership Sellers of such Sellers, (iii) conflict with any of the Assigned Agreements to which such Seller is a party or by which it is bound, or to which any of the Assets are subject, or (iv) result in the creation or imposition of any lien, pledge, claim, security interest or encumbrance of any nature whatsoever on the Assets, other than as provided in the Agreement. The foregoing Opinion is made by us only as to matters of which we have knowledge.

         5. We have no knowledge of any liens, security interests, mortgages, charges or adverse claims of any kind or character on or with respect to the personal property of Sellers comprising part of the Assets other than as set forth in the Agreement, or as reflected in the Lien Search, or as otherwise provided pursuant to the terms of any contract or instrument to which such assets are subject.

         6. The Bill of Sale, Assignment and Assumption Agreement are sufficient to vest in Buyer good title to the personal property comprising part of the Assets, subject to the encumbrances set forth in the Lien Search, all rights of any third parties under any contract or instrument to which the Sellers are a party relating to such Assets or as otherwise provided in the Agreement.

         7. Except as set forth in Schedule 3.17, we have no knowledge of any actions, suits or proceedings with respect to any Seller involving claims by or against any Seller or the Assets which are pending or threatened, at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality.

         8. We have not received notice from any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality that Sellers (excepting MRI Net, as to which no opinion is rendered) do not have all governmental licenses and permits and other governmental authorizations and approvals currently required for the conduct of their businesses as presently conducted.

         For purposes of Paragraph 7 of this Opinion, any actions, suits or proceedings are deemed pending against Sellers only if an action has been commenced and the Seller has been served with a summons and/or complaint and such actions, suits or proceedings are deemed threatened only if either a senior executive officer of a Seller has received written notice by an alleged claimant or by an attorney purporting to act as counsel for such claimant that the claimant intends to assert a claim against the Seller and we have been so advised by a senior executive officer of such Seller or we have received such written advice directly in our capacity as counsel for the Seller.

         In addition, no opinion is expressed hereby as to whether any particular provisions of any contract, agreement or instrument to which Sellers are a party will be enforceable by a decree of specific performance or other equitable relief, or that the enforcement thereof may not be limited by defenses such as estoppel, waiver, and other equitable considerations. Furthermore, no opinion is given hereby as to the enforceability of any indemnification or contribution provisions of any contract, agreement or instrument or the temporal or geographical limitations of any non-competition agreement.

         The opinions expressed in this Opinion are based upon applicable laws, rules and regulations in effect as of the date hereof and any change in any such laws, rules or regulations may affect our Opinion. We assume no obligation to advise you of any changes concerning matters discussed herein, whether or not deemed material, of which we may hereafter become aware. We have not been asked and do not render any opinion with respect to any matters except as expressly set forth above. The statements contained herein constitute an opinion and are not to be construed or deemed to be a guaranty or other assurance as to the matters to which they relate. We shall have no liability under this Opinion unless it is judicially finally determined that, solely as a result of a breach of this Opinion, the Buyer sustains a material loss as a result thereof (such "materiality" to be as provided for in Section 3.31 of the Agreement).

         This Opinion is furnished to the Buyer at the request and with the consent of the Sellers solely for the benefit of the Buyer in connection with the Agreement and the transactions contemplated therein and may not be relied upon by any person or entity other than the Buyer, nor is it to be filed with or furnished to any government agency or any other person or entity without the prior written consent of the undersigned. This Opinion may not be quoted, in whole or in part, or otherwise referred to or used, published in any manner, including, without limitation, in any financial statement or other document, without the prior written consent of the undersigned. This Opinion is given to you as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

                                    Very truly yours,


                                    ROBERT L. BLESSEY

                                   SCHEDULE I

                               [List all Sellers]

                                   EXHIBIT "A"

                                 UCC LIEN SEARCH

                                   EXHIBIT "B"

                              OFFICER'S CERTIFICATE

EXHIBIT F

                            INDEMNIFICATION AGREEMENT

        THIS INDEMNIFICATION AGREEMENT (the "Indemnification Agreement") by and between Consolidated Technology Group Ltd. ("Consolidated"), a New York corporation, and Comprehensive Medical Imaging, Inc. ("Buyer"), a Delaware corporation, is dated the ___ day of March, 1998.

RECITALS

        WHEREAS, pursuant to the terms of that certain Asset Purchase Agreement (the "Asset Purchase Agreement"), dated January 28, 1998, by and between Sellers (as that term is defined in the Asset Purchase Agreement) and Buyer, Sellers have agreed to sell and Buyer has agreed to purchase, all right, title and interest in and to substantially all of the assets of Sellers; and

        WHEREAS, Consolidated is the ultimate parent of Sellers and derives certain benefits from Buyer's purchase of substantially all of the assets of Sellers under the Asset Purchase Agreement; and

        WHEREAS, pursuant to Sections 6.7 and 9.1 of the Asset Purchase Agreement, Consolidated has agreed (a) to indemnify and hold Buyer harmless against and in respect of any and all claims assessed against Buyer (and not expressly assumed under the Asset Purchase Agreement by Buyer) on the grounds that Sellers have made a bulk transfer to Buyer to which the Titles on Bulk Transfers referred to in Section 6.7 apply; and (b) to guarantee the obligations of Sellers to indemnify Buyer pursuant to the provisions of Section 9.1 of the Asset Purchase Agreement, and in the event any Seller is unable to fulfill its indemnification obligations, to fulfill such obligations as if it were primarily liable;

        WHEREAS, as a condition precedent to Buyer's obligations under the Asset Purchase Agreement, this Indemnification Agreement is being executed and delivered pursuant to Section 8.4.7 of the Asset Purchase Agreement; and

        WHEREAS, all capitalized terms used and not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing, the mutual promises and covenants contained herein and in the Asset Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Consolidated's Indemnification. Consolidated shall indemnify Buyer and hold Buyer harmless from and against any and all damages, losses, costs, liabilities and expenses (including reasonable attorneys' fees and disbursements) resulting from or arising out of any uncured breach of any of the representations, warranties, covenants and agreements made by any Sellers in the Asset Purchase Agreement, in any exhibit or schedule thereto, or in any certificate or other document delivered by Sellers pursuant thereto or for the conduct of the Business prior to the Closing.

        2. Notice; Right to Contest. If any claim against which indemnification is provided hereunder ("Claim") shall be asserted against Buyer in respect to which Buyer proposes to demand indemnification hereunder, Buyer shall notify Consolidated thereof. Such notice shall specify in detail the nature of and basis for the Claim and amount thereof. Subject to rights of or duties to any insurer or other third person having liability therefor, Consolidated shall have the right promptly after receipt of such notice to assume the control of the defense, compromise or settlement of any such Claim, including, at its own expense, employment of counsel. Notwithstanding the preceding sentence, in the defense, compromise or settlement of such Claim, Buyer shall have the right to retain its own separate counsel, but the fees and expenses of such counsel shall be at Buyer's expense unless (a) Consolidated has failed within a reasonable time to retain counsel reasonably satisfactory to Buyer, or (b) the named party in any such proceeding (including any impleaded parties) includes both Buyer and Consolidated and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In any matter described above where Buyer has obtained counsel to represent it in addition to counsel obtained by Consolidated, counsel selected by Consolidated shall be required to cooperate fully with counsel selected by Buyer in such matter. So long as Consolidated is defending in good faith any Claim for which indemnification is sought, Consolidated shall not be liable for any Claim settled without its consent, which consent may not be unreasonably withheld. In the event that a Claim for indemnification is made by Buyer, which Claim is unrelated to a third party's claim against Buyer, which is contested by Consolidated and such dispute is finally resolved by a final, nonappealable order of a court of competent jurisdiction, the losing party shall pay the prevailing party the reasonable fees and disbursements of counsel incurred in connection with the prosecution or defense of such Claim; provided, however, that if Consolidated is the losing party and prior to such resolution, Consolidated shall have made a written offer to settle the Claim for an amount one and one-half (1-1/2) times the amount which Buyer recovers on the Claim, then Buyer shall pay Consolidated's reasonable attorneys' fees and disbursements incurred after the date Buyer rejected Consolidated's offer of settlement.

        3. Governing Law. This Indemnification Agreement, and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of action), is governed by and construed in accordance with the substantive and procedural laws of the State of California (exclusive of the conflicts of law provisions thereof) applicable to agreements made and to be performed entirely within such state. Any action or proceeding to enforce the provisions of this Indemnification Agreement may be brought in a federal or state court located in Los Angeles County, California. By their execution hereof, the parties hereto hereby consent to the personal jurisdiction of such courts for purposes of any such action or proceeding.

        4. Assignments. This Indemnification Agreement shall be freely assignable by Buyer and shall inure to the benefit of, and be binding upon, any other corporate entity which shall succeed to the business presently being operated by Buyer. Seller may not assign its rights or delegate its obligations hereunder without the prior written consent of Buyer.

        5. Entire Agreement and Modifications. This Indemnification Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. No changes of, modifications of, or additions to this Indemnification Agreement shall be valid unless the same shall be in writing and signed by all parties hereto.

        6. Counterparts. This Indemnification Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

        7. Headings. The section headings contained in this Indemnification Agreement are inserted for convenience of the parties only and shall not affect in any way the meaning or interpretation hereof.


        8. Notices. All notices, requests, demands and other communications hereunder (the "Notices") shall be deemed to have been duly given if the same shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, and addressed as set forth in the Asset Purchase Agreement. All Notices to Consolidated shall be addressed to it at 160 Broadway, New York, New York 10038, Attn: Lewis S. Schiller.

        9. Inconsistencies. In the event of any inconsistency between this Agreement and the Asset Purchase Agreement, the terms of the Asset Purchase Agreement shall control.


                               [signatures follow]


        IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

CONSOLIDATED TECHNOLOGY GROUP LTD.


By:_____________________________

Title:__________________________


COMPREHENSIVE MEDICAL IMAGING, INC.


By:_______________________________
   Robert G. Funari
   President and Chief Executive Officer

EXHIBIT G

                            NON-COMPETITION AGREEMENT


        THIS NON-COMPETITION AGREEMENT (the "Non-Competition Agreement") is made and entered into this ____ day of March, 1998, by and between Lewis Schiller, a resident of _________ ("Seller Executive"), and Comprehensive Medical Imaging, Inc., a Delaware corporation ("Buyer").

RECITALS

        WHEREAS, Seller Executive is an employee of Consolidated Technology Group Ltd., a New York corporation which is the ultimate parent of Sellers;

        WHEREAS, Sellers have agreed to sell, and Buyer has agreed to purchase, substantially all of the assets of Sellers, pursuant to the terms of an Asset Purchase Agreement between Buyer and Sellers dated January 28, 1998 (the "Asset Purchase Agreement");

        WHEREAS, Seller Executive acknowledges and agrees that the value to Buyer of the transactions contemplated in the Asset Purchase Agreement would be substantially diminished if Seller Executive were to enter into business activities competitive with those of Buyer within a reasonable period (as hereinafter set forth) following the date of the Asset Purchase Agreement;

        WHEREAS, Seller Executive will derive certain benefits from Buyer's purchase of substantially all of the assets of Sellers under the Asset Purchase Agreement; and

        WHEREAS, as a condition precedent to Buyer's obligations under the Asset Purchase Agreement, this Non-Competition Agreement is being executed and delivered pursuant to Section 8.4.8 of the Asset Purchase Agreement.

AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

        1. Non-Competition. Seller Executive agrees that he will not, for a period of three (3) years from and after the Closing Date (as that term is defined in the Asset Purchase Agreement), engage in or carry on, directly or indirectly, either for himself or as a member of a partnership or as an employee, stockholder, investor, agent, associate or consultant of any person, partnership, corporation or other entity (I) other than for Buyer or a subsidiary or affiliate of Buyer, or (ii) as an owner of less than 5% of the outstanding shares or other equity interests of a publicly owned company, any business which is in competition with the Business (as that term is defined in the Asset Purchase Agreement) as currently conducted by Sellers, but only for as long as the Business is carried on by Buyer or any subsidiary or affiliate of Buyer in such manner.

        Seller Executive further covenants and agrees that for a period of three
(3) years from and after the Closing Date, Seller Executive will not recruit, assist others in recruiting or hiring, discuss employment with, or refer to others concerning employment, of any employee of Buyer who was a former employee of any Seller at any time during the twelve month period immediately prior to the Closing Date unless such person shall have been terminated due to Buyer's default or without cause or has ceased to be employed by Buyer for a period of 12 months. Notwithstanding the foregoing restriction, the provisions of this
Section 1 shall not apply to recruitment, hiring, discussion of employment or referrals to others concerning employment or direct employment by Seller Executive of any of George W. Mahoney, Brian Wade, Charles Fitzpatrick or Lee Wingeier

        Each covenant contained in this Section 1 shall apply for each county in each state of the United States, and for each country and political subdivision of the world in each instance where Buyer conducts, or will during such period conduct, the Business, and except for geographic coverage, each such separate covenant must be identical in terms to the other covenants in this Section 1.

        If any court or tribunal of competent jurisdiction shall refuse to enforce all of the separate covenants contained in this Non-Competition Agreement because the time limit is too long, it is expressly understood and agreed between the parties hereto that such restriction shall not be void but that for the purpose of such proceedings the time limitation shall be deemed to be reduced to the extent necessary to permit enforcement of such restriction.

        If any court or tribunal of competent jurisdiction shall refuse to enforce all of the separate covenants contained in this Non-Competition Agreement because such covenants contained herein are more extensive (whether as to geographic area, scope of business or otherwise) than necessary to protect the business and goodwill of Buyer, it is expressly understood and agreed between the parties hereto that such restrictions shall not be void but that for the purpose of such proceedings the restrictions contained herein (whether as to geographic area, scope of business or otherwise) shall be deemed to be reduced to the extent necessary to permit the enforcement of such restrictions.

        2. Agreement As To Reasonableness of Restraints. The parties acknowledge and agree that the time, scope, geographic area and other provisions of Section 1 above have been specifically negotiated. Although the parties further acknowledge and agree that such time, scope, geographic area and other provisions will materially restrict the ability of Seller Executive to continue in the Business, the parties agree that such provisions are reasonable under the circumstances.

        3. Remedies. Seller Executive acknowledges that a breach of Section 1 of this Non-Competition Agreement may cause irreparable damage to Buyer, and in the event of Seller Executive's actual or threatened breach of the provisions of
Section 1, Buyer shall be entitled to seek a temporary restraining order and an injunction restraining such Seller Executive from breaching such covenants without the necessity of posting bond or proving irreparable harm, such being conclusively admitted by Seller Executive. Nothing may be construed as prohibiting Buyer from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from Seller Executive.

        4. Tolling. The term of the covenants contained in Section 1 of this Non-Competition Agreement shall be tolled for the period commencing on the date any action is filed by Buyer for injunctive relief or damages arising out of a breach by Seller Executive of Section 1 of this Non-Competition Agreement, and ending upon final adjudication (including appeals) of such action, provided that Buyer is successful in obtaining the relief sought in such action.

        5. Non-Waiver of Rights. The failure to enforce at any time any of the provisions of this Non-Competition Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Non-Competition Agreement, or any part hereof, or the right of either party thereafter to enforce each and every provision in accordance with the terms of this Non-Competition Agreement.

        6. Invalidity of Provisions. The invalidity or unenforceability of any particular provision or provisions of this Non-Competition Agreement shall not affect the other provisions hereof, and this Non-Competition Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

        7. Assignments. This Non-Competition Agreement shall be freely assignable by Buyer and shall inure to the benefit of, and be binding upon, any other corporate entity which shall succeed to the business presently being operated by Buyer. Seller Executive may not assign his rights or delegate his obligations hereunder without the prior written consent of Buyer.

        8. Entire Agreement and Modifications. This Non-Competition Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. No changes of, modifications of, or additions to this Non-Competition Agreement shall be valid unless the same shall be in writing and signed by all parties hereto.

        9. Counterparts. This Non-Competition Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

        10. Headings. The section headings contained in this Non-Competition Agreement are inserted for convenience of the parties only and shall not affect in any way the meaning or interpretation of this Agreement.

        11. Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if the same shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the addresses set forth below:

         To Buyer at:                    Comprehensive Medical Imaging, Inc.
                                         6464 Canoga Avenue
                                         Woodland Hills, CA 91367
                                         Attention: General Counsel
                                         Fax: 818/737-4606

         To Seller Executive at: c/o Consolidated Technology Group, Ltd.
                                 160 Broadway, Suite 901
                                 New York, NY   10038
                                 Attn: Lewis S. Schiller

        12. Governing Law. This Non-Competition Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of California without regard to its choice of laws principles.

        IN WITNESS WHEREOF, the parties hereto have executed this Non-Competition Agreement as of the day and year first above written.


-------------------------------------
Lewis Schiller


COMPREHENSIVE MEDICAL IMAGING, INC.

By:___________________________________
   Robert G. Funari
   President and Chief Executive Officer

EXHIBIT H-1

                       CERTIFICATION OF NON-FOREIGN STATUS
                                       OF
               PINE ISLAND MAGNETIC RESONANCE IMAGING CENTER, LTD.

         Pine Island Magnetic Resonance Imaging Center, Ltd., a Florida limited partnership ("Pine Island MRI"), is the owner of that certain real property located in the county of _____________ (the "Property"). Pine Island MRI is a seller under that certain Asset Purchase Agreement dated January __, 1998 (the "Agreement"). Pursuant to the Agreement, Pine Island MRI is obligated to sell the Property to Comprehensive Medical Imaging, Inc., a Delaware corporation, as buyer ("Buyer").

         Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform Buyer that withholding of tax will not be required upon the purchase and sale of the Property, the undersigned hereby certifies the following on behalf of Pine Island MRI:

         1. Pine Island MRI is not a foreign corporation, foreign partnership, foreign trust, or foreign estate, as those terms are defined in the Code and the regulations promulgated thereunder;

         2. Pine Island MRI's U.S. employer identification number is ______________; and

         3. Pine Island MRI's executive office address is 2424 N. Federal Highway, Suite 410, Boca Raton, Florida 33431.

         It is understood that this certificate may be disclosed to the Internal Revenue Service and that any false statement contained herein could be punished by fine, imprisonment, or both.

         Under penalty of perjury, I declare that I have examined the foregoing certification and, to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Pine Island MRI.

PINE ISLAND MAGNETIC RESONANCE IMAGING CENTER, LTD.

By: IMI ACQUISITION OF PINE ISLAND CORPORATION, General Partner

By:_____________________________

Name:___________________________

Title:__________________________

EXHIBIT H-2

                       CERTIFICATION OF NON-FOREIGN STATUS
                                       OF
                MAGNETIC RESONANCE INSTITUTE OF BOCA RATON, LTD.

         Magnetic Resonance Institute of Boca Raton, Ltd., a Florida limited partnership ("MRI of Boca Raton"), is the owner of that certain real property located in the county of _____________ (the "Property"). MRI of Boca Raton is a seller under that certain Asset Purchase Agreement dated January __, 1998 (the "Agreement"). Pursuant to the Agreement, MRI of Boca Raton is obligated to sell the Property to Comprehensive Medical Imaging, Inc., a Delaware corporation, as buyer ("Buyer").

         Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform Buyer that withholding of tax will not be required upon the purchase and sale of the Property, the undersigned hereby certifies the following on behalf of MRI of Boca Raton:

         1. MRI of Boca Raton is not a foreign corporation, foreign partnership, foreign trust, or foreign estate, as those terms are defined in the Code and the regulations promulgated thereunder;

         2. MRI of Boca Raton's U.S. employer identification number is ____________; and

         3. MRI of Boca Raton's executive office address is 2424 N. Federal Highway, Suite 410, Boca Raton, Florida 33431.

         It is understood that this certificate may be disclosed to the Internal Revenue Service and that any false statement contained herein could be punished by fine, imprisonment, or both.

         Under penalty of perjury, I declare that I have examined the foregoing certification and, to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of MRI of Boca Raton.

MAGNETIC RESONANCE INSTITUTE OF BOCA RATON, LTD.

By: IMI ACQUISITION OF BOCA RATON CORPORATION, General Partner

By:_____________________________

Name:___________________________

Title:__________________________

EXHIBIT H-3

                       CERTIFICATION OF NON-FOREIGN STATUS
                                       OF
                            IMI OF KANSAS CORPORATION

         IMI of Kansas Corporation, a Kansas corporation ("IMI of Kansas"), is the owner of that certain real property located in the county of _____________ (the "Property"). IMI of Kansas is a seller under that certain Asset Purchase Agreement dated January __, 1998 (the "Agreement"). Pursuant to the Agreement, IMI of Kansas is obligated to sell the Property to Comprehensive Medical Imaging, Inc., a Delaware corporation, as buyer ("Buyer").

         Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform Buyer that withholding of tax will not be required upon the purchase and sale of the Property, the undersigned hereby certifies the following on behalf of IMI of
Kansas:

         1. IMI of Kansas is not a foreign corporation, foreign partnership, foreign trust, or foreign estate, as those terms are defined in the Code and the regulations promulgated thereunder;

         2. IMI of Kansas's U.S. employer identification number is ___________; and

         3. IMI of Kansas's executive office address is 2424 N. Federal Highway, Suite 410, Boca Raton, Florida 33431.

         It is understood that this certificate may be disclosed to the Internal Revenue Service and that any false statement contained herein could be punished by fine, imprisonment, or both.

         Under penalty of perjury, I declare that I have examined the foregoing certification and, to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of IMI of Kansas.

IMI OF KANSAS CORPORATION

By:_____________________________

Name:___________________________

Title:__________________________

EXHIBIT I

                                 ESCROW LETTER


                      INTERNATIONAL MAGNETIC IMAGING, INC.
                           2424 NORTH FEDERAL HIGHWAY
                            BOCA RATON, FLORIDA 33431

                                January 28, 1998

Comprehensive Medical Imaging, Inc.
6464 Canoga Avenue
Woodland Hills, CA 91367

Re: IMI Employees

Gentlemen:

         This will confirm our agreement with respect to the payment of accrued vacation and severance compensation to the individuals listed on Exhibit A hereto (the "Former Employees").

         Comprehensive Medical Imaging, Inc. ("CMI") has advised International Magnetic Imaging, Inc. ("IMI") that CMI has determined to employ the Former Employees as of the Closing Date under the Asset Purchase Agreement dated January 28, 1998 between IMI (and its affiliates), as Sellers, and you, as Buyer (the "Asset Purchase Agreement"). Attached hereto as Exhibit B is a schedule which sets forth opposite the name of each Former Employee the amount of accrued vacation and severance compensation which would have been paid by IMI to each Former Employee on the date hereof if the employment of such individuals had been terminated by IMI on such date (as to each Former Employee, the "Employee Benefits"). Exhibit B will be updated on the Closing Date to reflect such amounts as of such date.

         IMI will, on and subject to the Closing Date, deposit a sum equal to the aggregate amount of the Employee Benefits set forth on Exhibit B hereto, in escrow, with IMI's counsel, Robert L. Blessey, Esq., 51 Lyon Ridge Road, Katonah, NY 10536 (the "Escrow Agent").

         On or before a date which is 90 days from the Closing Date under the Asset Purchase Agreement (the "Cut-Off Date"), CMI will notify us in writing (with a copy to the Escrow Agent) as to any of the Former Employees whose employment CMI has terminated on or prior to the Cut-Off Date (the "Terminated Employees").

         Upon IMI's receipt of such notification as to the Terminated Employees, IMI will instruct the Escrow Agent to promptly release from escrow and deliver, or cause to be delivered:

         (a) to each of the Terminated Employees, the Employee Benefits attributable to him or her;

         (b) to CMI, a sum equal to the aggregate accrued vacation pay for each of the Former Employees whose employment is not terminated by CMI on the Cut-Off Date; and

         (c) to IMI, an amount equal to the balance of the Employee Benefits which remain in escrow after payment of the amounts provided for in clauses (a) and (b) above.

         The Escrow Agent shall be fully entitled to rely on such instructions and shall be fully protected as to any action taken by him in such reliance.

         CMI will assume responsibility for the payment of all severance compensation and other employee benefits to all of the Former Employees whose employment has not been terminated by CMI on or as of the Cut-Off Date.

         The Escrow Agent shall have no liability to either of us for acting as escrow agent hereunder, except for his gross negligence or intentional wrongdoing as may be finally determined by a non-appealable order of any court of competent jurisdiction. IMI shall be responsible for all fees and costs of the Escrow Agent.

         If the foregoing accurately sets forth our understanding and agreement with respect to the above subject matter, kindly execute a copy of this Agreement, where provided below, and return such executed copy to IMI.

                                Very truly yours,

                      INTERNATIONAL MAGNETIC IMAGING, INC.


                      By:__________________________________
                         Lewis S. Schiller
                         Principal Executive Officer

AGREED TO AND ACCEPTED
this 28th day of January, 1998

COMPREHENSIVE MEDICAL IMAGING, INC.


By:________________________________
   Robert G. Funari
   President and Chief Executive Officer

EXHIBIT 2, Item 7



              Consolidated Technology Group, Ltd. and Subsidiaries
                    Unaudited Pro Forma Financial Statements

              Consolidated Technology Group, Ltd. and Subsidiaries
                    Unaudited Pro Forma Financial Statements

                                      Index

                                                                          Page
                                                                          ----
Introduction and Basis of Presentation                                      3

Unaudited Pro Forma Consolidated Balance Sheet - September 30, 1997        4-5

Unaudited Pro Forma Consolidated Statement of Operations -                  6
   Nine Months Ended September 30, 1997

Notes to Unaudited Pro Forma Financial Statements                          7-8

              Consolidated Technology Group, Ltd. and Subsidiaries
                    Unaudited Pro Forma Financial Statements
--------------------------------------------------------------------------------

Introduction and Basis of Presentation

The following pro forma consolidated balance sheet as of September 30, 1997 and the pro forma consolidated statement of operations for the nine months ended September 30, 1997 give effect to Consolidated Technology Group, Ltd's, (the "Company"), planned disposal of the assets and liabilities of International Magnetic Imaging, Inc., ("IMI") through SIS Capital Corp., ("SISC"), a wholly owned subsidiary of the Company. The disposal of the assets and liabilities of IMI is to be executed via a two step plan. The first step is to sell substantially all of the assets of IMI and on January 28, 1998, IMI entered into an asset purchase agreement with Comprehensive Medical Imaging, Inc. ("CMI"), a subsidiary of Syncor International Corporation, pursuant to which CMI would purchase the assets of IMI and its subsidiaries for $20.5 million in cash and the assumption of approximately $25.5 million in debt and liabilities. The second step is to liquidate the remaining liabilities of IMI which includes certain accrued legal fees and subordinated debt and deferred interest owed to the former owners of IMI.

The Company presented the operations of IMI as discontinued in the Company's September 30, 1997 quarterly report on Form 10-Q and as such, the pro forma financial statements contained herein conform such presentation to the actual asset purchase agreement terms. Additionally, subsequent to the filing of the September 30, 1997 quarterly report on Form 10-Q, the Company has developed the liquidation plan and the pro forma effects of such planned liquidation are contained herein.

The historical financial statements as of September 30, 1997 are those of the Company and the pro forma consolidated balance sheet and pro forma consolidated statement of operations give effect to the disposal and liquidation as if it had occurred on September 30, 1997. The pro forma financial statements have been prepared by management based upon the historical financial statements of the Company and are not necessarily indicative of what would have occurred if the transaction had been in effect on the dates indicated. Furthermore, such pro forma financial statements assume that the asset purchase agreement and planned liquidation will occur and no assurances can be given that either transaction will be finalized.

               Consolidated Technology Group Ltd. and Subsidiaries
                 Unaudited Pro Forma Consolidated Balance Sheets
                               September 30, 1997

                                                                               Pro Forma Adjustments
                                                       ----------------------------------------------------------------------
                                                                                          Liquidation of
                                                                                             Remaining
                                                                           Sale of          Assets and
                                                       Historical            IMI            Liabilities             Pro Forma
                                                       ----------            ---            -----------             ---------

Assets:
 Current assets:
  Cash and cash equivalents                           $   706,000     $10,582,000 [A][1]    ($2,129,000) [B][3]     $9,159,000
  Receivables, net of allowances                       11,358,000              --                    --             11,358,000
  Inventories                                           2,753,000              --                    --              2,753,000
  Loans receivable                                         95,000              --                    --                 95,000
  Excess of accumulated costs over related billings       960,000              --                    --                960,000
  Prepaid expenses and other current assets               438,000              --                    --                438,000
  Net current assets of discontinued segments           3.640,000      (3,640,000)[A][2]             --                     --
                                                       ----------      -----------           -----------            ----------
   Total current assets                                19,950,000       6,942,000            (2,129,000)            24,763,000
                                                       ----------       ---------            -----------            ----------

 Property, plant and equipment, net                     1,245,000              --                    --              1,245,000

 Other assets:
  Capitalized software development costs                  627,000              --                    --                627,000
  Goodwill, net                                           788,000              --                    --                788,000
  Customer lists, net                                   5,564,000              --                    --              5,564,000
  Deferred offering costs                                 318,000              --                    --                318,000
  Receivables, related parties                          1,063,000        (321,000)[A][3]             --                742,000
  Marketable securities                                   446,000              --                    --                446,000
  Other assets                                            227,000              --                    --                227,000
  Net assets of discontinued segments                   8,889,000      (8,889,000)[A][2]             --                     --
                                                        ---------      -----------            ---------              ---------
   Total Other Assets                                  17,922,000      (9,210,000)                   --              8,712,000
                                                       ----------      -----------            ---------              ---------
    Total Assets                                      $39,117,000     ($2,268,000)          ($2,129,000)           $34,720,000
                                                      ===========     ============          ============           ===========


              See notes to unaudited pro forma financial statements

               Consolidated Technology Group Ltd. and Subsidiaries
                 Unaudited Pro Forma Consolidated Balance Sheets
                               September 30, 1997

                                                                               Pro Forma Adjustments
                                                       ----------------------------------------------------------------------
                                                                                          Liquidation of
                                                                                             Remaining
                                                                           Sale of          Assets and
                                                       Historical            IMI            Liabilities             Pro Forma
                                                       ----------            ---            -----------             ---------

Liabilities and Shareholders' Equity:
 Current liabilities:
  Accounts payable and accrued expenses               $ 7,709,000      $        0            $        0            $ 7,709,000
  Accrued payroll and related expenses                  2,798,000              --                    --              2,798,000
  Accrued interest                                        695,000        $119,000 [A][4]      ($814,000) [B][1]             --
  Income taxes payable                                    356,000        (356,000)[A][5]             --                     --
  Interim billings in excess of costs
   and estimated profits                                1,773,000              --                    --              1,773,000
  Subordinated debt, related parties                      924,000              --              (924,000) [B][1]             --
  Current portion of long-term debt                     6,816,000              --                    --              6,816,000
  Current portion of subordinated debt                  5,371,000          17,000 [A][4]     (5,388,000) [B][1]             --
  Current portion of capitalized lease obligations         46,000              --                    --                 46,000
  Notes payable, related parties                           14,000              --                    --                 14,000
  Net current liabilities of discontinued segments      2,572,000         665,000 [A][5]       (665,000) [B][2]      2,572,000
                                                        ---------         -------              ---------             ---------
   Total current liabilities                           29,074,000         445,000            (7,791,000)            21,728,000
                                                       ----------         -------            -----------            ----------

 Long-term liabilities:
  Long-term debt                                          150,000              --                    --                150,000
  Capitalized lease obligations                            57,000              --                    --                 57,000
  Subordinated debt                                       139,000           8,000 [A][4]         (8,000) [B][1]        139,000
                                                          -------           -----                -------               -------
       Total long-term liabilities                        346,000           8,000                (8,000)               346,000
                                                          -------           -----                -------               -------

Minority interest                                      14,312,000              --                     --            14,312,000
                                                       ----------              --                     --            ----------

Shareholders' equity:
   Preferred stock                                          3,000              --                     --                 3,000
   Common stock (50,000,000                               499,000              --                     --               499,000
   Additional paid-in-capital, common stock            52,152,000              --                     --            52,152,000
   Unrealized gain on marketable securities               181,000              --                     --               181,000
   Accumulated deficit                                (57,450,000)     (2,721,000)[A][6]       5,670,000  [B][1]   (54,501,000)
                                                      ------------     -----------             ---------           ------------
       Total shareholders' equity                      (4,615,000)     (2,721,000)             5,670,000            (1,666,000)
                                                       -----------     -----------             ---------            -----------

         Total Liabilities and Shareholders' Equity   $39,117,000     ($2,268,000)           ($2,129,000)           $34,720,000
                                                      ===========     ============           ============           ===========


              See notes to unaudited pro forma financial statements

               Consolidated Technology Group Ltd. and Subsidiaries
                 Unaudited Pro Forma Consolidated Balance Sheets
                               September 30, 1997

                                                                               Pro Forma Adjustments
                                                       ----------------------------------------------------------------------
                                                                                          Liquidation of
                                                                                             Remaining
                                                                           Sale of          Assets and
                                                       Historical            IMI            Liabilities             Pro Forma
                                                       ----------            ---            -----------             ---------

Revenues                                              $72,521,000      $        0             $        0            $72,521,000
Direct Costs                                           66,402,000              --                     --             66,402,000
                                                       ----------              --                     --             ----------
Gross Profit                                            6,119,000              --                     --              6,119,000
Selling, General and Administrative                    10,558,000              --                     --             10,558,000
                                                       ----------              --                     --             ----------
Loss from Operations                                   (4,439,000)             --                     --             (4,439,000)
                                                       -----------             --                     --             -----------
Other Income (Expense):
   Interest expense                                      (944,000)             --                     --               (944,000)
   Other income (expense), net                           (600,000)             --                     --               (600,000)
   Realized gain (loss) on marketable securities         (191,000)             --                     --               (191,000)
                                                         ---------             --                     --               ---------
     Total other expense, net                          (1,735,000)             --                     --             (1,735,000)
                                                       -----------             --                     --             -----------
Loss from Continuing Operations Before
   Income Taxes and Minority Interest                  (6,174,000)             --                     --             (6,174,000)
Income Tax Provision                                       (7,000)             --                     --                 (7,000)
Minority Interest in Loss of Subsidiaries                 749,000              --                     --                749,000
                                                          -------              --                     --                -------
Loss from continuing operations                        (5,432,000)             --                     --             (5,432,000)
Discontinued Operations:
   Loss from operations of discontinued segments       (1,404,000)    ($1,574,000)[A][7]              --             (2,978,000)
   Loss on disposal of segments                          (396,000)     (1,147,000)[A][8]              --             (1,543,000)
                                                         ---------     -----------                    --             -----------
Loss before extraordinary item                         (7,232,000)     (2,721,000)                    --             (9,953,000)
Extraordinary Item:
   Gain on Liquidation of Subordinated Debt                    --              --             $5,670,000  [B][1]      5,670,000
                                                               --              --             ----------              ---------

Net Loss                                              ($7,232,000)    ($2,721,000)            $5,670,000               ($4,283,000)
                                                      ============    ============            ==========               ============

Loss per common share:
   Loss from continuing operations                         ($0.12)                                                          ($0.12)
   Loss from operations of discontinued segments           ($0.03)                                                          ($0.06)
   Loss on disposal of segments                            ($0.01)                                                          ($0.03)
   Gain on extraordinary item                               $0.00                                                            $0.12
                                                            -----                                                            -----
Net loss per common share                                  ($0.16)                                                          ($0.09)
                                                           =======                                                          =======

Weighted average number of common shares               46,220,542                                                        46,220,542
                                                       ==========                                                        ==========



              See notes to unaudited pro forma financial statements

              Consolidated Technology Group, Ltd. and Subsidiaries
                Notes to Unaudited Pro Forma Financial Statements
--------------------------------------------------------------------------------

[A] - Pro Forma Adjustments for Asset Purchase Agreement

[A][1] - Pursuant to the asset purchase agreement, the Company will receive $20.5 million. Decreases to cash include fees and costs to complete the transaction. The net change in cash is as follows:

     Proceeds from asset purchase agreement                     $20,500,000
     Professional fees                                           (2,672,000)
     Consent fees                                                  (308,000)
     Management bonuses                                          (5,555,000)
     Stock and option liquidations                               (1,383,000)
                                                                -----------
         Net increase in cash                                   $10,582,000

[A][2] - The historical financial statements present the net current assets of $3,640,000 and the net long-term assets of $8,889,000, to be disposed of as separate line items on the balance sheet. The pro forma adjustments reflect the disposal of such assets.

[A][3] - The historical financial statements assumed that a note receivable due from an officer of IMI would not be a part of the asset purchase agreement and the pro forma adjustment reflects the inclusion of such receivable in the asset sale.

[A][4] - The pro forma adjustment reflects the change in the subordinated debt and interest amounts from September 30, 1997 to the approximate balances as of the date of the asset purchase agreement.

[A][5] - The pro forma adjustment reflects the reclassification of net assets and liabilities that are expected to be liquidated subsequent to the closing of the asset purchase agreement and as such are presented in the first step of the disposal plan as net current liabilities of a discontinued segment. The pro forma adjustment also includes an estimate of approximately $250,000 for losses to be incurred from the date of the asset purchase agreement to the actual closing date.

[A][6] - The pro forma adjustments to accumulated deficit consist of the following:

         Loss on sale of IMI's assets                         $(1,147,000)
         IMI's estimated losses from September 30,
           1997 until the expected date of closing             (1,106,000)
         Expected reduction in the tax benefit
           accrued to the Company from the sale                  (468,000)
                  Net change in accumulated deficit           $(2,721,000)

[A][7] - The pro forma adjustment loss from operations of discontinued segment reflects the following:

         IMI's estimated losses from September 30,
           1997 until the expected date of closing            $(1,106,000)
         Expected reduction in the tax benefit
           accrued to the Company form the sale                  (468,000)
                  Net loss from operations of
                      discontinued segment                    $(1,574,000)

              Consolidated Technology Group, Ltd. and Subsidiaries
                Notes to Unaudited Pro Forma Financial Statements
--------------------------------------------------------------------------------

[A][8] - The pro forma adjustment reflects the loss on disposal as follows:

         Proceeds from sale                                    $20,500,000
         Assumption of debt and liabilities                     25,449,000
         Professional fees                                      (2,672,000)
         Consent fees                                             (308,000)
         Management bonuses                                     (5,555,000)
         Stock and option liquidations                          (1,383,000)
                                                               ------------
            Net consideration                                   36,031,000
         Book value of assets sold                             (23,246,000)
            Gain on sale before asset write-offs 12,785,000 Book Value of Assets Written-off:
            Goodwill                                            (8,848,000)
            Customer lists                                      (4,430,000)
            Other assets                                          (656,000)
                                                               ------------
                  Net loss on disposal of segment             $ (1,147,000)
                                                               ============

[B] - Pro Forma Adjustments for Liquidation of Remaining Assets and Liabilities

[B][1] - Liquidation of Subordinated Debts - The planned liquidation would require the payment of approximately $1,464,000 in order to liquidate the subordinated debt and deferred interest

         Deferred interest                                    $    814,000
         Subordinated debt, related parties                        924,000
         Current portion of subordinated debt                    5,388,000
         Long-term subordinated debt                                 8,000
                                                              ------------
              Total Subordinated Amounts Liquidated              7,134,000
         Liquidation payment                                    (1,464,000)
              Gain on Liquidation of Subordinated Debt          $5,670,000

[B][2] - Payments of accrued expenses and estimated operating losses until the asset sale if closed are expected to approximate $665,000.

[B][3] - The net change in cash consists of the following:
         Liquidation of subordinated debt [B][1]              $1,464,000
         Payment of accrued expense and losses [B][2]            665,000
             Total decrease in cash                           $2,129,000